Exhibit 10.48

BAE SYSTEMS

SETAC SUBCONTRACT AGREEMENT

Agreement No:	02S-0075	Type of Agreement:	Fixed Price Labor Rates w/Reimbursable Items/Task Order
Prime Contract No.:	DASG60-02-D-0009	DPAS Rating:	DX-A2
Security Classification:	Top Secret	Agreement Amount:	As Specified in Task Orders

BAE SYSTEMS Analytical Solutions, Inc.
1525 Perimeter Parkway, Suite 500
Huntsville, Alabama 35806
Phone/fax: 256-890-8000/256-890-8030

And

Paragon Systems, Inc
3317 Triana Blvd, SW
Huntsville, Al 35805
email: hrbright@paragonsystems.net
Phone/fax: 256-533-7598/256-533-9956
TIN/EIN: 63-0937443
(hereinafter also referred to as “Subcontractor”)

WITNESS THAT:

This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior representations and agreements. It cannot be changed unless such changes are put in writing and executed by authorized representatives of both parties. The validity, construction, scope and performance of this Subcontract Agreement shall be governed by the laws of the State of Alabama.

IN WITNESS WHEREOF, the parties hereto have, through duly authorized officials, executed this Subcontract Agreement effective as of date of last signature below.

For BAE SYSTEMS:	For the Subcontractor:

/s/ Leigh Spano
Signature	Signature

Leigh Spano
Typed or Printed Name	Typed or Printed Name

Subcontracts Administrator
Title	Title

May 14, 2003
Date	Date

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

B-l                               SCOPE

Services and Prices/Costs ordered hereunder shall be set forth in each task order issued.

ITEM	ITEM DESCRIPTION	UNIT	U/P	TOTAL PRICE

0001	SETAC – Fixed Price Labor Provide services outlined in the Scope of Work (SOW), as defined in a given task order (T/O), at the fixed prices per government labor category as specified in Section B–3.	1 LOT	N/A	ESTIMATED PRICE (To be set forth in each order issued)

0002

Data/Deliverables
See Subcontract Data Requirements List (SDRL), DD Form 1423s, Attachment 3, consisting of Exhibit Line Item Numbers A001 through A007. Subcontractor format for Data Item Descriptions is acceptable. This SLIN is valid during the three-year base period as well as any/all award term extensions earned by the subcontractor.

		1 LOT	N/A	NSP

0003

Consultants
COST - Provide services outlined in the scope of work (SOW) at the cost reimbursable amounts as approved on a task-order-by-task-order basis. Total fee shall not exceed 2.0% of the estimated costs. This SLIN is valid during the three-year base period as well as any/all award term extensions earned by the subcontractor. Consultants must be pre-approved by the Contracting Officer through BAE SYSTEMS.

		1 LOT	N/A	ESTIMATED COST (To be set forth in each order issued)

0004

Materials and Special Test Equipment
COST - Provide materials, special test equipment (STE), and associated support services outlined in the individual task orders at the cost reimbursable amounts as approved by the Task Order Manager and the Contracting Officer. NO FEE IS ALLOWED ON THIS SLIN. This SLIN is valid during the three-year base period as well as any/all award term extensions earned by the subcontractor.

		1 LOT	N/A	ESTIMATED COST (To be set forth in each order issued)

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

0005

Travel
COST - Travel as directed in the individual task order. Travel must be completed within the cost reimbursable amounts allowed per the Joint Travel Regulations and the DCAA-approved Company-Implemented Policy and Procedures. NO FEE IS ALLOWED ON THIS SLIN. This SLIN is valid during the three-year base period as well as any/all award term extensions earned by the subcontractor.

		1 LOT	N/A	ESTIMATED COST (To be set forth in each order issued)

0006/0007	Reserved

0008	Reserved

0009	Reserved

B-2                            DIRECT PRODUCTIVE PERSON HOURS (DPPHS) FOR TASK ORDERS

a.               Reserved.

b.              In the performance of the various Task Orders, which will be issued pursuant to clause H-14, TASK ORDER PROCEDURE, the subcontractor shall provide the specified number and types of DPPHs per each task order, and as agreed to in the corresponding task order management plan (T/OMP), as provided.

c.               DPPHs are defined as prime contractor, consultant, and subcontractor actual direct labor hours exclusive of vacation, holiday, sick leave, and other absences.

d.              Prior to final payment on a Task Order, the subcontractor is required to certify to the Subcontracts Administrator that he has exerted the total DPPHs by labor category as stated in each voucher; has completed all associated travel; has acquired all required materials; has provided the reports called for; has dispositioned all subcontractor-acquired and government-furnished property according to government direction; and that the effort performed and reports provided are considered satisfactory by BAE SYSTEMS.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

B-3                            GOVERNMENT LABOR CATEGORIES AND ASSOCIATED FIXED PRICES PER DPPH

a.               The fixed prices per DPPH, as set forth in Attachment 8, are applicable for subcontract performance, as ordered by properly executed task orders hereunder.

b.              For employees permanently stationed in the high-cost area(s) below, the fixed-prices, as set forth in Attachment 8 for the specific high-cost site(s), are based on the percentages shown below (as determined by the Government Contracting Officer). Other sites may be added during subcontract performance.

Washington, DC	15%
Alaska	15%

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C-1                            SCOPE

The Subcontractor, as an independent contractor and not as an agent or employee of the Government or BAE SYSTEMS, shall furnish to BAE SYSTEMS all necessary labor, services (non-personal), and materials, except as specified to be furnished by BAE SYSTEMS or the Government, required to accomplish the work efforts described below, and as specifically set forth in each task order issued, as specified in B-1.

SYSTEMS ENGINEERING AND TECHNICAL ASSISTANCE CONTRACT (SETAC)

SCOPE OF WORK (SOW)
SW-ZZ-16-01

27 Aug 01
REVISED 20 Mar 02

The term “contractor” shall mean “subcontractor.” The term “contract” shall mean “subcontract.”

1.0         INTRODUCTION AND BACKGROUND

1.1.1                        The U.S. Army Space and Missile Defense Command (USASMDC), Program Executive Office-Air and Missile Defense (PEO-AMD), and Ground-Based Midcourse Defense Joint Program Office (GMDJPO) have been directed to participate in vigorous Ballistic Missile Defense (BMD) technology programs, including air, space, and missile defense. The USASMDC, the NMDJPO, and PEO-AMD missions are to conduct a coordinated research and development program in accordance with Department of Defense (DoD), Missile Defense Agency (MDA), and Army guidance. The goal of services hereby obtained is to ensure a timely, energetic, and cost effective development of technologies for defense against evolving threats; to coordinate all technology base development to maximize benefits for strategic and theater missile defense and air/space technology programs; and to ensure programs are in regulatory compliance. The USASMDC, PEO-AMD, and GMDJPO act to manage the Army’s research and development effort, to advance the technologies of ballistic missile defense, air and space technology, and to provide a system technology base for a range of future defense applications. These programs evolve around seven major functions:

1.1.1.1               Requirements Definition, Integration, and Planning

1.1.1.2               Technology Development, System Development, Assessment, and Validation

1.1.1.3               Threat Estimation/Projections

1.1.1.4               Weapons Lethality and Effects Estimation

1.1.1.5               Modeling, Simulation, and Interfacing

1.1.1.6               Program/Project Analysis, Evaluation, Experimentation, and Support

1.1.1.7               Production and Fielding Support

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

1.1.2                        The programs are continually changing based on evolving technology, new doctrine, and changing government emphasis.  Current emphasis is to research, evaluate, prove the effectiveness of various components and systems, and support production and fielding. The USASMDC, PEG-AMD, and GMDJPO have structured research programs integrating an extremely wide range of technologies and support functions into system concepts and/or hardware components/system platforms. In addition to DoD elements and participating government agencies, many industrial firms, large and small, are also involved as government contractors. The purpose of this contract is to obtain systems engineering and technical assistance for USASMDC, PEO-AMD, and GMDJPO and other associated air, space, and missile defense organizations related to the many tasks and projects which fall within the broad categories of air, space, and missile defense activities under the missions of those agencies, as they are defined by Higher Headquarters, Congress, and the Department of Defense.

2.0         SCOPE AND GENERAL REQUIREMENTS

2.1.1                        The general areas to be supported for the duration of the contract are set forth in this Scope of Work.  These areas are not meant to be definitive, but rather, represent in summary form the general areas to be supported.  Therefore, the SOW is deemed to be a basic expression of the contract requirement.  Specific performance requirements will be set forth in Task Orders (T/Os) issued under the contract. The T/Os may be issued for USASMDC, PEO-AMD, GMDJPO, other associated air, space, and missile defense organizations, or as directed by higher Headquarters, in support of their current Mission and Function Statements.

2.1.2                        The contractor shall conduct studies, and provide concept system definition and related documentation to support the study results; provide independent analyses, simulations, technological assessments; and perform other related tasks in systems definition, experiments, technology demonstration, system development, and production and fielding. The contractor shall analyze, critique, and assess the adequacy, timeliness, and cost effectiveness of work performed by other contractors. The contractor shall identify issues and shall formulate and provide alternatives for issue resolution. The contractor shall have a working knowledge of the DoD 5000 acquisition milestone review process and shall be knowledgeable of initiatives in the acquisition arena.

2.1.3                        The contractor shall implement the SETAC Operations Security (OPSEC)/TEMPEST Plan in performance of any portion of the contract requiring OPSEC.   The plan, as updated, shall continue to conform to the requirements of the DD Form 1423 and further instructions contained in the current AR 530-1.

2.1.4                        In performing this SOW, the contractor may be required to interact with USASMDC, PEO-AMD, and GMDJPO, with other contractors, and with various other governmental agencies, as designated by T/O statements of work. Such interaction shall be conducted only to the extent addressed in the specific T/O or routine technical discussions with the task order monitor (T/OM).

2.1.5                        Changes in emphasis and significant changes in program direction are inevitable with respect to approved projects. The contractor shall be responsive to such changes as they are defined by the issuance of T/Os. Therefore, the contractor shall be responsive to new, revised, or terminated effort.

2.1.6                        The contractor shall perform specific work as directed, and funded, by individual T/Os. Each T/O will include, at a minimum, the estimated Direct Productive Person Hours (DPPHs) for the fixed-price labor categories and the cost-reimbursable consultant category; the applicable funding; the T/O ceiling for labor, consultant, travel, and materials; the period of performance; the required deliverables; the T/O statement of work; and any special instructions applicable to the given T/O.

2.1.7                        The contractor shall provide a Task Order Management Plan (T/OMP) which shall define a management system to plan and control the SETAC effort under each specific T/O.  The T/OMP must

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

delineate how the contractor plans to accomplish the effort supporting the specific T/O, to include a breakout of DPPHs, travel, required material, a milestone schedule, and a schedule for the planned expenditure of funds.

2.1.8                        The contractor shall prepare and deliver to the government the technical data in accordance with the requirements and schedules set forth in the SDRL DD Form 1423.  It is not the intent of the government to have new data formats prepared where existing ones may suffice. Thus, contractor-internal procedures, which are acceptable to the Contracting Officer as equivalent to the requirements of data item(s), DD Form 1664, may be used for submittal to the government.

2.1.9                        The contractor shall host and conduct status meetings at his facility. These meetings, as scheduled by specific T/O, shall be structured to provide the government with an up-to-date status of the contractor’s technical and programmatic progress. Following each such meeting, the contractor shall prepare a report for Government approval, as required.

2.1.10                  The contractor shall maintain all Contractor Acquired Property (CAP) and Government Furnished Property/Equipment (GFP/GFE) in an operational state.

3.0         CONTRACTOR REQUIREMENTS

3.1.1                        The SETAC contractor shall provide the capability to perform a wide variety of tasks (to be defined in detail in the individual T/Os issued during the period of performance) related to the tasks as defined in 2.1.1 above. The contractor must be capable of providing flexible, responsive, and high quality systems engineering and technical support relating to the missions of the USASMDC, PEG-AMD, GMDJPO, and other associated air, space, and missile defense organizations, as described in 1.1.1, above.  The contractor’s technical effort shall be under the direction of a Program Manager (PM).  The PM shall provide the overall management of program, personnel, planning, quality control, direction, coordination, and reviews necessary to assure effective contract performance.

3.1.2                        The contractor shall ensure that adequate technical capability is available to provide responses to specific tasks based on a 40-hour work week. It is the contractor’s responsibility to provide and maintain a state-of-the-art trained workforce capable of providing the services specified in the T/Os as issued under this contract. All related training, continuing education, certification courses, and other similar events are the financial responsibility of the contractor.  Task priorities, short-notice suspenses, operational constraints, and other potential “impacts” shall be managed so as to maintain schedule requirements on all T/Os.

3.1.3                        The contractor shall perform temporary duty (TDY) non-local travel, as required in the performance of this SOW, as directed by individual T/Os. The TDY locations include, but are not limited to, Washington, DC, White Sands, NM, Kwajalein Missile Range, Wake Island, Kodiak, AK, Colorado Springs, CO, Los Angeles, CA, and various OCONUS locations, to include Honolulu, HI, Europe, and the Far East. The T/Os will specify authorized travel locations and the NTE ceiling for the given effort. Travel to locations other than those specified in the T/O requires the prior written approval of the applicable T/OM.

3.1.4                        Reserved.

4.0         SECURITY

4.1.1                        Certain contractor personnel must possess TOP SECRET/Sensitive Compartmented Information (SCI) CLEARANCE access and/or be eligible for immediate adjudication by the cognizant security authority upon award of the contract. Future requirements for SCI-eligible personnel shall be established by individual T/Os. The T/OMs shall apprise the contractor of any increased security requirements. The

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

contractor shall submit adequate clearance packages within ten (10) calendar days of identification of any increased security requirements.

4.1.2                        Some T/Os issued under this contract may require access to, and clearance for, Special Access Programs (SAPs) up to and including the TOP SECRET/SCI level. The T/Os requiring such access will be awarded or modified accordingly with a revised DD254 allowing appropriate access and outlining the specific security requirements.

4.1.3                        As identified in individual T/Os, the Government shall provide a limited, temporary work area for two to three contractor personnel on an “as needed” basis at Government Sensitive Compartmented Information Facilities (SCIFs).  Storage space, electronic SCI message support, and SCI billet indoctrination support shall be provided by the government.

4.1.4                        The SETAC will require access to Sensitive Compartmented Information (SCI) data in order to perform analysis and assess the adequacy of the work performed by other contractors. This data and other related information will be used to check the adequacy of sources to provide the T/OM with an accurate assessment of the threat to the system and assist in the planning and the conduct of analyses, simulations, assessments, system tests, and other related tasks.  The SCI-cleared contractors will be required in conjunction with their SCI contract monitor, to interface with key USASMDC, PEO-AMD, GMDJPO, and other government personnel, and enter into SCI discussions to assist in assessment and decisions on the programs.

4.1.4                        The contractor shall perform in accordance with the National Industrial Security Program Operating Manual (NISPOM) (DoD 5220.22M) and ensure that all classified material is handled in accordance with the latest appropriate security classification specifications.

5.0            MEETINGS/BRIEFINGS/PUBLICATIONS

5.1.1                        The contractor shall participate in Technical Interchange Meetings (TTMs), to be scheduled upon request of the T/OM, to discuss and to informally evaluate the SETAC contractor’s efforts and accomplishments in direct relation to specific T/Os. During these meetings, the contractor shall present necessary data to enable a joint review of its various assigned tasks, along with attendant schedules, and resource expenditures.  The contractor shall present and participate in technical discussions and shall inform, in a timely fashion, the T/OM of any problems with contract execution and any proposed solutions.  During these TIMs, the T/OM may also informally evaluate the on-going SETAC performance.

5.1.2                        The contractor shall attend and participate in Program Management Reviews (PMRs), Integrated Process Teams (IPTs), and other meetings, as scheduled by the T/OM.

5.1.3                        The contractor shall provide technical orientation briefings, as directed.

6.0         DELIVERABLES

6.1.1                        Documentation developed under this contract shall be delivered as specified in individual T/Os, Individual T/Os will indicate the media type, as well as the quantity of copies of the work products required for delivery: The contractor shall be proficient in the use of the current Government/command-standard software and shall possess the capability to deliver the automated data in the command-standard software format.  Delivery will typically be required only in electronic media form; all such deliveries shall be virus free.

6.1.2                        All deliverables, either stated in a given T/O or required as a standard item pursuant to this contract, will be strictly in accordance with the DD Form 1423, Subcontract Data Requirements List (SDRLs).

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

6.1.3                        Any commercial computer hardware, software and/or systems delivered under this contract shall successfully operate in the twenty-first century with the correct system date and without human intervention, including leap year calculations. Furthermore, they must produce fault-free performance in processing of date and date-related data (including, but not limited to, calculating, comparing, and sequencing).

6.1.4                        As directed by the T/OM, software developed incidental to the performance of this contract shall be delivered to the Government as both source and executable code and shall be considered a “Special Work” pursuant to DFARs 252.227-7020, Rights in Special Works. (A004)

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION D - PACKAGING AND MARKING

D-l                               PACKAGING AND MARKING

The subcontractor shall comply with all specifications and shipping regulations as deemed necessary to achieve full protection and safe delivery of any and all goods, materials, and support data required under the resultant subcontract.

SECTION E - INSPECTION AND ACCEPTANCE

NOTICE: The following provisions and/or subcontract clauses pertinent to this section are hereby incorporated by reference.

	Cite	Title	Date
E-l	52.246-4	Inspection Of Services - Fixed-Price	AUG 1996
E-2	52.246-5	Inspection Of Services - Cost-Reimbursement	APR 1984

E-3                              ACCEPTANCE

Acceptance by BAE SYSTEMS of all items delivered hereunder shall be at destination.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION F - DELIVERIES OR PERFORMANCE

NOTICE: The following provisions and/or subcontract clauses pertinent to this section are hereby incorporated by reference.

	Cite	Title	Date
F-l	52.242-15	Stop Work Order	AUG 1989
F-2	52.247-34	F.O.B. Destination	NOV 1991
F-3	52.247-55	F.O.B. Point For Delivery Of Government-Furnished Property	APR 1984

F-4                       PERIOD OF PERFORMANCE

a.               Labor and Consultants:  The subcontractor shall provide all DPPHs, as ordered, data, and reports required by all Task Orders (T/O) within Sixty (60) months after 24 April 200   .

b.              Task Orders (T/Os):  Each T/O issued pursuant to clause H-14, “Task Order Procedure”, will specify the period of performance applicable thereto. However, in no event shall the period of performance of any T/O extend beyond the period of performance of the subcontract.

c.               Cost Reimbursable SLINs for Materials and Travel:  The subcontractor shall complete all travel and provide all material items, as directed, within the applicable period of performance stated to a. and b. above.

F-5                              DELIVERY OF DATA

a.               All data shall be delivered IAW FAR 52.247-34, F.O.B. Destination, as specified in Block 14 of DD Form 1423. The subcontractor shall furnish the BAE SYSTEMS Subcontracts Administrator one (1) copy of a Quarterly listing (unless otherwise specified in T/O) of all transmittal letters submitting required data to the offices shown in Block 14 of DD Form 1423, including requirements delivered to the various task order monitors under the task orders issued under this subcontract.

b.              The extent of the Government’s rights in data delivered under the subcontract shall be governed by the subcontract clauses incorporated in Section I of this subcontract.

c.               Acceptance by BAE SYSTEMS of all items delivered hereunder shall be at destination.

d.              Electronic media, including email, shall be utilized to the maximum extent practical. The software and report formats utilized shall be in accordance with the then-current Command standard.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION G - SUBCONTRACT ADMINISTRATION DATA

G-l                               SUBCONTRACTOR PAYMENT ADDRESS

The subcontractor shall indicate below the address to which payment should be mailed, if such address is different from that shown in cover page:

Name of Company

Billing Point of Contact or Department

Street Address

City, State, Zip Code

Complete the following information for payment by Electronic Funds Transfer (EFT):

Name of Bank/Financial Institution

Bank Routing Number (nine digit number)

Bank Account Number

ACH Code (Checking 22, Savings 32)

G-2                            SUBMISSION OF INVOICES

a.               Invoices shall be submitted with one (1) original electronic or hard copy, together with any necessary supporting documentation, to the following address and subject to the terms of “Net 10 upon Receipt of Government Payment”:

BAE SYSTEMS Analytical Solutions, Inc.
1525 Perimeter Parkway, Suite 500
Huntsville, AL 35806
ATTN: Procurement Specialist
Invoice.Huntsville@baesystems.com

b.              The subcontractor shall identify on each invoice header information including: (1) the invoice number and date; (2) the BAE SYSTEMS Subcontract Number; (3) the Task Order number and Subtask number (if applicable); (4) the T/O period of performance; and (5) the billing period.

c.               Invoices shall be prepared in such a manner that only one Task Order (T/O) (or sub-task or BAE SYSTEMS charge number as specified in each T/O) is addressed on each page.  Both “current” and

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

“cumulative” data for labor category title, labor rates, hours and amounts will be provided on each T/O invoice.

d.              With regards to costs reimbursable SLINS, the subcontractor shall separately identify the costs associated for material and travel on both a current period and cumulative basis.

e.               The subcontractor must submit T/O invoices once per month.  (See paragraphs h. and i. below for exceptions).

f.                 Except for indirect rate adjustments and prior periods’ (or year) adjustments, invoices must be submitted within forty-five (45) days after month-end for which the cost are recorded.

g.              The subcontractor shall substantiate invoices by evidence of actual payment and by individual daily job timecards, or other substantiation acceptable to BAE SYSTEMS.  Such substantiation data shall be maintained and readily available for Government audit purposes, but need not be included with the invoice submitted to BAE SYSTEMS.  Subcontractor shall maintain a MIS system that should be adequate for purposes of validating payment.  Documentation shall be maintained in accordance with Subcontractor’s standard practices, subject to DCAA approval.

h.              BAE SYSTEMS strongly encourages subcontractors to utilize our “WInS” web-based invoicing system, which can be found at https://bizport.mevatec.com/wins/wins.aspx. If the Subcontractor elects to utilize this invoicing system, BAE SYSTEMS will:

(1)                    waive all SDRL financial reporting unless specified otherwise in a task order and if invoice is submitted within 30 days after month-end for which the cost are recorded;

(2)                    allow bi-weekly billing; and

(3)                    treat web-based invoices as priority processing enabling your invoices to be incorporated into our accounting system more quickly for our invoicing to the government.

The WInS is currently in beta-testing. However, BAE SYSTEMS believes this user-friendly, intuitive invoice system will streamline invoice processing and payments. Any questions regarding the system should be addressed to the designated Subcontracts Administrator.

i.                  For T/Os which have Cost Reimbursable provisions only, the Subcontractor shall submit a Completion Invoice (so marked as “Completion Invoice”), promptly upon completion of the work, but no later than six months from the completion date.  The final invoice shall become due within three months from the time Subcontractor has negotiated with DCAA or its ACO of its final audited or quick close-out indirect rates. Upon concurrence by BAE SYSTEMS and/or approval by DCAA, and the subcontractor’s compliance with all terms of this subcontract, BAE SYSTEMS shall pay any balance of allowable costs not previously paid, subject to available Subcontract T/O remaining funding.

j.                  The subcontractor, and each assignee under an assignment entered into under this subcontract and in effect at the time of final payment on a specific T/O issued under this subcontract, shall execute and deliver, at the time of, and as a condition precedent to, any final T/O payment under this subcontract, a release discharging BAE SYSTEMS, its officers, agents, and employees, of and from all liabilities, obligations, and claims arising out of, or under, the specific task order, consistent with the FAR-required release that BAE SYSTEMS must provide to the Government. See Section G-7 and Attachment 4.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

G-3                            SUBCONTRACT ADMINISTRATION

Administration of this subcontract will be performed by the BAE SYSTEMS Subcontracts Administrator, Subcontracts & Procurement Manager, or Vice President - Contracts.

No changes, deviations, or waivers in scope, prices/funding, periods of performance, schedule, deliverables or terms of the subcontract or its Task Orders shall be binding and effective without a modification of the subcontract executed by the BAE SYSTEMS Subcontracts Administrator or his/her duly authorized representative authorizing such changes, deviations, or waivers. (Any changes, deviations, or waivers made by Program Managers or Task Leaders shall NOT be binding.)

G-4                            SUBCONTRACTING ACTIVITY REPRESENTATIVE

Name	Title	Telephone No.	Email Address
Toni Johnson	Subcontracts & Procurement Manager	(256) 890-8122	toni.johnson@baesystems.com
Leigh Spano	Subcontracts Administrator	(256) 890-8048	leigh.spano@baesystems.com
Victor Balch	Vice President - Contracts	(256) 890-8097	victor.balch@baesystems.com

BAE SYSTEMS Analytical Solutions, Inc.

1525 Perimeter Parkway, Suite 500

Huntsville, AL 35806

The fax number for the above is (256) 890-8030.

G-5                            IDENTIFICATION OF CORRESPONDENCE

All correspondence and data submitted by the subcontractor under this subcontract shall reference the subcontract number.

G-6                            INCREMENTAL FUNDING

This subcontract will be incrementally funded separately per each Task Order and/or BAE SYSTEMS charge number following the prime contract task funding requirements in accordance with the clause FAR 52.232-22. The “Limitation of Funds” clause is applicable at the SLIN level under each Task Order or as specified in each Task Order.

G-7                            CLOSE-OUT CERTIFICATION

The subcontractor agrees that it will promptly submit to BAE SYSTEMS all agreement “close-out” certifications (Attachment 4) as is required under FAR 52.2l6-7(h) and this agreement. The subcontractor will certify as to this closeout documentation at both the agreement and task order level.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION H - SPECIAL SUBCONTRACT REQUIREMENTS

H-l                               RESERVED

H-2                            COMMERICAL COMPUTER SOFTWARE LICENSES

All software licenses planned to be charged to the subcontract require approval of the Contracting Officer, via request to the BAE SYSTEMS Subcontracts representative. Unless otherwise approved by the Contracting Officer through BAE SYSTEMS, commercial computer software licenses charged to the subcontract shall be obtained in the name of the U.S. Government and a copy of the negotiated license shall be furnished to the Contracting Officer through BAE SYSTEMS. Per DFARS 227.7202, the terms of the licenses shall not be inconsistent with Federal procurement law and must satisfy user needs. This includes the subcontractor’s needs for the software to perform this subcontract and the Government’s needs for the software to accomplish the Government’s ultimate objectives. At a minimum, this shall include the rights to make an archive copy of the software, to re-host software on a different computer, and to permit use by support contractors.

H-3                            SPECIAL WAR CLAUSE

H-3.1                  CONTINGENCY/WAR CLAUSE

a.              The requirements of this subcontract have been identified by the U.S. Government as being essential to the mission and operational readiness of the U.S. Army and Allied Forces operating around the world; therefore, the subcontractor may be required to perform this subcontract during crises situations including war or a state of emergency subject to the requirements and provisions listed below (this clause only applicable IF authorized in the specific task order document itself).

b.             If so directed by the Subcontracts Administrator, the Subcontractor shall continue to perform all Systems Engineering and Technical Assistance requirements of this subcontract to the best of its ability during crises situations including any state of war, whether declared or undeclared, any state of emergency, commencement of hostilities, internal strife, rioting, civil disturbance, or activities of any type which would endanger the welfare and security of U.S., and allied forces around the world.

c.              Crises situations shall be determined by the overseas theater Commander-in-Chief or when defense readiness condition (DEFCON) three (3) declared for the area.

d.             Such continued performance hereunder may require an equitable adjustment; therefore, the Subcontractor shall segregate and separately identify all costs incurred for performance during crises situations.  The Subcontractor shall notify PCO of any increase or decrease in costs within ninety (90) days after continued performance during crises situation has been directed by the PCO.  As soon as practical after receipt of the Subcontractor’s proposal, the parties shall negotiate a price adjustment in the subcontract price. Failure to agree on any adjustment shall be handled as a dispute under the “Disputes” clause.

e.              In connection with the contingency/war situation, subcontractor personnel will be integrated into any Government contingency plans and afforded the same rights, privileges, protection and priority as U.S. Government personnel.  The government will provide security, housing, and messing facilities for subcontractor personnel and dependents, should conditions warrant.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

f.                Further, in this situation, the following privileges will be granted to subcontractor personnel, if available, unless they conflict with any agreement (i.e. status of forces agreements) reached between other foreign countries and the United States:

(1.)       Military of State Department sponsorship/protection of personnel.

(2.)       Theater clearance and entry visas.

(3.)       Contractor Logistical Support Privileges (Base Support):

(a)          Same as army officers (i.e. supplies, quarters, transportation, etc.)

(b)         Access to mess.

(c)          Access of commissary (including rational items).

(d)         AAFES facilities (military exchange) (includes rationed items).

H-3.2                     CONTINUANCE OF PERFORMANCE DURING ANY STATE OF EMERGENCY IN THE REPUBLIC OF KOREA (ROK):

This clause applies to any task order requiring performance in whole or in part to be conducted in the Republic of Korea. Prior to traveling to the Republic of Korea, the subcontractor shall obtain written approval from the SETAC Contracting Officer through BAE SYSTEMS.

The Government may direct the subcontractor to perform in support of a war, contingency, or exercise, as provided by law or defined by the applicable Service Component Command. Additionally, the Subcontractor shall be responsible for performing all functions of this subcontract during any declaration by the U.S. or Korea, of a state of emergency, or during internal strife, rioting, civil disturbances, or perils of any other type until released by the Contracting Officer. Subcontractor personnel under this subcontract are considered emergency essential civilians (EEC) unless designated otherwise by the Contracting Officer through BAE SYSTEMS.

For all EEC personnel, the subcontractor shall identify those employees having a U.S. military mobilization recall commitment. The subcontractor shall submit to the Contracting Officer through BAE SYSTEMS adequate plans for replacing those employees IAW 000 Directives 1200.7 and 1352.1. The subcontractor is responsible for identifying those Korean Citizen employees having a mobilization or military recall commitment. The subcontractor shall submit to the Contracting Officer through BAE SYSTEMS either Republic of Korea approved exemptions for the identified employees or adequate plans for continuing performance or the contract in the U.S. and/or ROK employees’ absence.

During time of war, contingency, exercise or crisis, subcontractor personnel will remain attached to the headquarters, USFK for management purposes in theater. USFKIFKAQ is the responsible office for all Invited Contractors covered by the U.S.- RO.K. Status of Forces Agreement.  The subcontractor shall ensure that all subcontractor employees will comply with all guidance, instructions, and general orders applicable to U.S. Armed Forces and 000 civilians and issued by the Theater Commander or his/her representative. This will include any and all guidance and instructions issued based upon the need to ensure mission accomplishment, force protection and safety.

The subcontractor shall comply, and shall ensure that all deployed employees and agents comply, with pertinent Department of Army and Department of Defense directives.  Policies, and procedures, as well as federal statues, judicial interpretations and international agreements (e.g., Status of Forces Agreements,

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

Host Nation Support Agreements, etc.) applicable to U.S. Armed Forces or U.S. citizens in the area of operations. The Contracting Officer will resolve disputes.

The subcontractor shall be responsible for providing employees who meet the physical standards and medical requirements for job performance in the designated theater of operations.

The contracting officer direct the subcontractor, at the subcontractor’s expense, to remove or replace any subcontractor employee failing to adhere to instructions and general orders issued by the Theater Commander or his/her designated representative.  The subcontractor will replace employees within 72 hours, or as directed by the contracting officer, at subcontractor expense, if the employee is to be removed or departs an area of operations without permission.

Before deployment, the subcontractor shall ensure that each subcontractor employee completes a DO Form 93 (Record of Emergency Data Card), and returns the completed form to the contracting officer’s representative or designated government official.

The subcontractor shall report its employees entering and leaving the area of operations IAW theater policies (U.S. Invited Contractors sec USFK Reg 700-19) or as directed by the Contracting Officer or his/her designated representative. Additionally, the subcontractor shall report its employees in the area of operations by name and by location as required by theater policies.

The subcontractor will brief its employees regarding the potential danger, stress, physical hardships and field living conditions.. The subcontractor will require all its employees to acknowledge in writing that they understand the danger, stress, physical hardships and field living conditions that are possible if the employee deploys in support of military operations.

This clause does not define the obligations of the Government to provide logistic support to the subcontractor personnel. Government logistic support to subcontractor personnel is not contained within the scope of this subcontract unless otherwise noted. Government obligations to subcontractors during in 000 I 3020.37 (Continuation of Essential 000 Contractor Services during Crisis); U.S. Forces Korea Regulations. SOFA provisions. Agency Supplements and Regulations.

The Contracting Officer will discern any additional GFE. GFP or supplies necessary to facilitate the performance of the enhanced requirement or necessary for the protection of contractor personnel. These items will be furnished to the Subcontractor at the sole discretion of the Contracting Officer.

H-3.3                    DEPLOYMENT OUTSIDE THE CONTINENTAL UNITED STATES (OCONUS):

The government may direct the subcontractor to perform in support of a contingency operation or exercise outside the continental United States (OCONUS), as provided by law or defined by the applicable Army Service Component Command. Services may be performed in the identified area of operations, also known as theater of operations, or in support of the OCONUS contingency operation or exercise. In the event subcontractor employees are deployed into the OCONUS area of operations in support of a contingency operation or exercise, the following items and conditions will apply:

1.                         Accounting for Personnel:

a.               Subcontractor personnel shall not be deployed to an OCONUS area without prior notification to and approval of the Contracting Officer through BAE SYSTEMS. The subcontractor shall report to the Contracting Officer through BAE SYSTEMS its employees entering and leaving the area of operations

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

and shall report its employees in the area of operations by name and by location. This notification is in addition to the CIVTRACKS requirement described in the following paragraphs.

b.              The subcontractor shall utilize the Civilian Tracking System (CIVTRACKS) database for maintaining accountability of contractor employees deployed OCONUS in an operational theater. The database can be accessed at https://cpolrhp.belvoir.army.mil/civtracks. The input form is designed to capture certain critical data on each deployed DA civilian and contractor employee. All blocks on the form must have the appropriate requested entry before it can be submitted. Data to be captured on all deployed Department of the Army subcontractor employees includes:

(1)          Name

(2)          SSAN

(3)          Type of civilian (contractor)

(4)          Operation and system supported

(5)          Agency/Company 24/7 point of contact with telephone number, cognizant contracting office with telephone number, location, and date entering and leaving the location.

c.               After the initial data input, the deployed employee has ultimate responsibility for ensuring data is kept up to date. Data must be updated each and every time there is a change in duty location while deployed, to include the initial move from home station.

d.              To protect the integrity of data captured in CIVTRACKS, individuals inputting data will not be able to immediately retrieve data from the system. Once data is submitted, it is protected by a firewall, and only authorized personnel with the appropriate user ID and password will be able to extract data from the system in the form of reports.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

2.                         Management.

a.               During a crisis situation or deployment, DA civilians are under the command and control of the on-site supervisory chain. Within the area of operations, this chain is headed by the Theater Commander, who is the senior military commander and responsible for completion of the mission and the safety of all deployed military. DA civilians, and contractor employees. However, for subcontractor employees, indirect command and control is tied to the terms and conditions of the contract and is achieved through contract modifications and assimilation of Theater Commander directive/orders. Therefore, contractual language takes precedence over the subcontractor’s internal organizational/corporate policies. The Contracting Officer is the only Government official with authority to modify the requirements or terms and conditions of the contract through BAE SYSTEMS.

b.              The subcontractor shall ensure that all subcontractor employees comply with all applicable guidance, instructions, and general orders issued by the Theater Commander or his/her representative. This will include any and all guidance and instructions issued based upon the need to ensure mission accomplishment, force protection, and safety. Should there he a conflict with contractual provisions, the Procuring Contracting Officer will be immediately notified to resolve any conflict.

c.               The subcontractor shall comply and shall ensure that all deployed subcontractor employees comply with pertinent Department of the Army and Department of Defense directives, policies, and procedures. Federal statutes, judicial interpretations and international agreements (e.g., Status of Forces Agreements. Host Nation Support Agreements, etc.) applicable to U.S. Armed Forces and or U.S. citizens in the area of operations. The Contracting Officer will resolve disputes.

d.              The subcontractor shall at all times be responsible for the professional conduct of its employees and for the employees of its subcontractors.

e.               The subcontractor shall promptly resolve, to the satisfaction of the Contracting Officer, all subcontractor employee performance and conduct problems identified by the cognizant Contracting Officer or his/her designated representative.

f.                 The Contracting Officer may direct the subcontractor., at. the subcontractor’s expense, to remove or replace any subcontractor employee failing to adhere to instructions and general orders issued by the Theater Commander or his/her designated representative.

3.                         Risk Assessment and Mitigation.

a.               The subcontractor will brief its employees regarding the potential danger, stress, physical hardships and field living conditions.

b.              The subcontractor will require all its employees to acknowledge in writing that they understand the danger, stress, physical hardships and field living conditions that are possible if the employee deploys in support of military operations.

c.               The subcontractor will ensure that all deployable employees are medically and physically fit to endure the rigors of deployment in support of a military operation.

d.              If a subcontractor employee departs an area of operations without permission, the subcontractor will ensure continued performance in accordance with the terms and conditions of the

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

subcontract.  If the subcontractor replaces an employee who departs without permission, the replacement must be complete within 72 hours, unless otherwise directed by the Contracting Officer through BAE SYSTEMS.

e.               The subcontractor will designate and provide contact information for a point of contact and back up for all its plans and operations, and, if necessary, establish an operations center to plan and control the subcontractor deployment process and resolve operations issues with the deployed force.

f.                 As required by the operational situation, the government may, at its discretion, relocate subcontractor personnel (who are citizens of the United States, aliens in residence in the United States or third country nationals, not resident in the host nation) to a safe-area or evacuate them from the area of operations. The State Department has responsibility for evacuation of non-essential personnel.

4.                         Funding.

a.               The subcontractor will prepare plans for support of military operations as required by subcontract or as directed by the Contracting Officer.

b.              The subcontractor will provide a cost estimate through BAE SYSTEMS within 24 hours of a tasking by the contracting officer (or other time period as determined by the Contracting Officer).

5.                         Force Protection.

While performing duties in accordance with the terms and conditions of the subcontract, the Army Theater Commander will provide force protection to subcontractor employees commensurate with that given to Department of the Army civilians in the operations area unless otherwise stated in the contract.

6.                         Legal Assistance.

a.               While subcontractor employees are processing for deployment at the CONUS Replacement Center (CRC) or deployed in the theater of operations, the government shall provide limited legal assistance in accordance with the following conditions:

b.              If provided overseas, the legal assistance is in accordance with applicable international or host nation agreements.

c.               The legal assistance is limited and ministerial in nature, (e.g., witnessing signatures on documents and providing notary services) legal counseling (to include review and discussion of legal correspondence and documents), and legal document preparation (limited to powers of attorney and advanced medical directives), and help retaining non-DOD civilian attorneys.

7.                         Central Processing and Departure Point.

a.               Subcontractor employees deploying OCONUS must process through the CONUS Replacement Center (CRC) at Ft. Benning. GA unless the subcontractor requests and receives a waiver from the Contracting Officer through BAE SYSTEMS.  A request for waiver must contain the subcontractor’s certification that he is capable of providing adequate training and providing relevant information to his employees prior to deployment. Information for scheduling appointments for processing through the CRC may be obtained at http://www.benning.army.mil/CRC/. Appointments

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

must be scheduled at least 21 days prior to deployment.  The SMDC Deputy Chief of Staff, Personnel can also provide assistance in making appointments at the CRC.

b.              Subcontractors shall assure that their employees conclude as much of the pre-deployment processing and training requirements as possible at their home station prior to arrival at the CRC. Sub-Contractor employees should bring an Individual Readiness File, including two copies each of medical and dental examinations (less than 12 months old), a 180-day supply of necessary medical prescriptions, and a current eyeglass prescription. One copy will ship with the employee, and the other will be retained on file at the CRC.

c.               For any subcontractor employee determined by the government at the deployment-processing site to be non-deployable for debilitating health problems or failure to have a security clearance when one is required, the subcontractor shall promptly remedy the problem. If the problem cannot be remedied in time for deployment, a replacement having equivalent qualifications and skills shall be provided in time for scheduled deployment.

d.              The subcontractor shall ensure that all deploying employees receive all required mission training and successfully complete the training.

8.                         Standard Identification Cards.

a.               The Common Access Card may be obtained through the Redstone Arsenal Military Personnel Office, Building 3494. Prior to reporting to the Military Personnel Office, each contractor employee must:

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

(1)          Complete DD Form 1172-2, Application For Department of Defense Common Access Card, Defense Enrollment Eligibility Reporting (DEERS) Enrollment. The DD Form 1172-2 may be obtained at http://www.dmdc.osd.mil/smartcard (Library/General Info section).

(2)          Set up an Army Knowledge Online (AKO) account to establish a “us.army.mil” e-mail address (block 23 of the DD Form 1172-2). The Army Portal for the AKO may be accessed at https://www.us.army.mil/portal/portal_home.jhtml.

(3)          Obtain on the DD Form 1172-2 the signature of the Contracting Officer, the Contracting Officer’s Representative, the Project Manager, or the Technical Monitor. The signature authority must have on record at the Redstone Arsenal Military Personnel Office a properly completed DD Form 577, Signature Card.

b.              Information regarding any other identification requirements may be accessed through the CONUS Replacement Center website at http://www.benning.army.mil/CRC.

c.               The Contracting Officer or his designated representative shall coordinate for issuance of required identification cards and tags for all subcontractor employees not processing through a CONUS Replacement Center.

d.              The subcontractor shall ensure that all deploying individuals have the required identification tags and cards prior to deployment.

e.               Upon redeployment, the subcontractor will ensure that all issued controlled identification cards and tags are returned to the government.

f.                 Upon arrival in the theater of operations, subcontractor personnel may be required to obtain additional locally required identification cards. The government representative who has cognizance for these subcontractor personnel in theater will assist in the coordination of the issuance of these identification cards to subcontractor personnel.

9.                         Medical.

a.               The subcontractor shall be responsible for providing employees who meet the physical standards and medical requirements for job performance in the designated theater of operations. Information regarding medical information and forms may be obtained at http://www.benning.army.mil/CRC.

b.              The government may require medical screening at the CONUS Replacement Center for Food and Drug Administration approved immunizations, which may include DNA sampling.

c.               The government, at its discretion and subject to availability, may provide to subcontractor employees deployed in the theater of operations, on a cost reimbursable basis, emergency medical and dental care commensurate with the care provided to Department of defense civilians deployed in the theater of operations.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

d.              Deploying civilian subcontractor personnel shall take adequate precautionary measures to mitigate the occurrence of medical emergencies related to their physical requirements while in the theater of operations, taking into account possible difficulties in obtaining appropriate medications and supplies. For example, deployed individuals should consider additional eyeglasses, a 180-day supply of required medications, pre-deployment dental work, etc.

10.                   Clothing and Equipment Issue.

a.               Subcontractor personnel accompanying the force are not authorized to wear military clothing, except for specific items required for safety and security. If required, the government, at its discretion, may provide to the subcontractor all required military unique Organizational Clothing and Individual Equipment (OCIE) and Chemical Protective Equipment (CPE) according to the theater to which they are deploying. Personal clothing such as battle dress uniform, boots, etc., will not be issued.  An individual’s status as a subcontractor employee shall be conspicuously displayed on their clothing unless prohibited for operational reasons.

b.              Subcontractor employees not deploying through the CRC will receive their OCIE/CPE issue through the supported unit. Subcontractor employees deploying into theater from OCONUS locations will be issued OIE and CPE from the Central Issue Facility at their OCONUS location.

c.               The subcontractor shall assume responsibility and accountability for these items and shall sign for all issued OCIE, acknowledging receipt and acceptance of responsibility for the proper maintenance and accountability of issued organizational clothing and individual equipment.

d.              The subcontractor shall ensure that all OCIE are returned (at the point of issue) to the government along with all pertinent documentation demonstrating the return of issued OCIE to government control.

11.                   Weapons and Training.

a.               Whether subcontractor personnel will be permitted to carry a government furnished weapon for self-defense purposes in the Area of Operations (AO) is at the discretion of the Theater Commander. However, subcontractor personnel will not possess personally owned firearms in the AO.

b.              The Theater Commander may, at his discretion, issue weapons and ammunition for self-defense to the subcontractor employees. Acceptance of weapons by subcontractor employees is at the discretion of the subcontractor and the subcontractor employees. If accepted the subcontractor will maintain a listing of employees possessing a government firearm. When accepted, the subcontractor employee is responsible for using the weapon in accordance with the rules of engagement issued by the Theater Commander. The subcontractor employee is legally liable for any use that is not in accordance with host nation law, international law, and the rules of engagement. Only military issued ammunition may be used in the weapons.

c.               Subcontractors will screen employees, and subcontractors, to ensure that employees may be issued a weapon in accordance with U.S. and applicable host nation Laws. Evidence of screening will be presented to the Theater Commander.

d.              Prior to issuing any weapons to subcontractor employees, the government will provide the subcontractor employees with weapons familiarization training commensurate to training provided to Department of Defense civilian employees. The subcontractor shall not issue weapons to employees who have not had proper training.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

e.               The subcontractor shall ensure that its employees adhere to all guidance and orders issued by the Theater Commander or his/her representative regarding possession, use, safety, and accountability of weapons and ammunition, and shall comply with all related DOD regulations.

f.                 Upon redeployment or notification by the government, the subcontractor shall ensure that all government issued weapons and ammunition are returned to government control.

12.                   Vehicle and Equipment Operation.

a.               The subcontractor shall ensure that deployed employees possess the required civilian licenses to operate the equipment necessary to perform the contract in the theater of operations in accordance with the statement of work.

b.              Before operating any military owned or leased equipment the subcontractor employee shall provide proof of license (issued by an appropriate governmental authority) to the unit or agency issuing the equipment

c.               The government, at its discretion may train and license subcontractor employees to operate military owned or leased equipment.

d.              All subcontractor owned motor vehicles shall meet required vehicle requirements within the Area of Responsibility and be maintained in a safe operating condition and good appearance. All subcontractor owned motor vehicles used for transporting Government property shall be properly equipped and designed to ensure protection of the property and may, at the Theater Commander’s direction, be required to conspicuously display the subcontractor’s logo and/or name on both sides of the vehicle.

13.                   Passports, Visas and Customs.

a.               The subcontractor employee is responsible for obtaining all passports, visas, or other documents necessary fur subcontractor employees to enter and/or exit any area(s) identified by the Contracting Officer.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

b.              Depending on the Status of Forces Agreement (SOFA) or other international agreements, all subcontractor employees may be subject to the customs, processing procedures, laws, agreements and duties of the country in which they are deploying to and the procedures, laws, and duties of the United States upon re-entry. Subcontractor shall verify and comply with all requirements.

c.               Subcontractors are required to register all personnel with the appropriate U.S. Embassy or Consulate.

14.                   Reception, Staging, Onward Movement and Integration.

a.               Upon arrival in the area of operations, subcontractor employees will receive Reception, Staging, Onward movement and Integration, as directed by the contracting officer, his/her designated representative, or the Theater Commander.

b.              The subcontractor should be prepared to move material and equipment using U.S. government transportation and comply with applicable transportation regulations, such as MILSTAMP for safety, packaging, and tic-down.

15.                   Living under Field Conditions.

The government, at its discretion, may provide to subcontractor employees deployed in the theater of operations the equivalent field living conditions, subsistence, emergency medical and dental care, sanitary facilities, mail delivery, laundry service, and other available support afforded to government employees and military personnel in the theater of operations, unless otherwise specified in the contract. Any conflicts will be resolved by the Contracting Officer.

16.                   Morale, Welfare, Recreation.

The government will, when approved by the installation or Theater Commander and consistent with the authorization, terms and conditions specified elsewhere in the subcontract, provide to subcontractor employees deployed in the theater of operations; morale, welfare, and recreation services commensurate with that provided to Department of Defense civilians and military personnel deployed in the theater of operations. Some of these services may be limited to U.S. personnel only.

17.                   Status of Forces Agreement and other Laws.

Notwithstanding any provisions to the contrary, the subcontractor shall adhere to all relevant provisions of the applicable Status of Forces Agreements (SOFA) and other similarly related agreements, and all applicable laws.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

18.                   OCONUS REIMBURSEMENT.

a.               If the contracting Officer directs the subcontractor to perform in OCONUS areas in support of contingency operations/exercises under a specific task order, and the subcontractor anticipates incurring additional costs for which reimbursement is desired, the subcontractor shall submit a request for reimbursement to the SETAC Contracting Officer through BAE SYSTEMS 30 days prior to deployment. Such reimbursement may include additional compensation to subcontractor employees if necessary to obtain or retain personnel to perform in hazardous OCONUS areas. However, no such performance shall be undertaken or continued without the express approval or direction of the Contracting Officer through BAE SYSTEMS.

b.              Reimbursement requests may include hazardous duty salary premiums of up to 25%, depending on the severity of the conditions in question.

c.               Increased travel, lodging, food, security, and other costs associated with performance in OCONUS areas are also elements which may be included in the request for reimbursement under this clause, if applicable. Such additional costs will be dependent to some extent on the level of government-furnished support services in the OCONUS area in question.

d.              For purposes of this clause, a hazardous OCONUS area shall be any OCONUS area which is listed on the current travel warnings list at the Department of State website.

19.                   Tour of Duty/ Hours of Work.

a.               The Contracting Officer through BAE SYSTEMS shall provide the subcontractor with the anticipated duration of the deployment.

b.              The subcontractor may rotate employees into and out of the OCONUS deployment area, provided that no degradation in mission results and that personnel who have been deployed less than 179 days shall only be rotated in emergency situations. For purposes of this clause, the term “emergency” means medical or family crisis situations where the employee in question could not reasonably be expected to complete a minimum 179-day tour of duty in the deployment area. The subcontractor will coordinate all personnel moves with the Contracting Officer through BAE SYSTEMS. The Contracting Officer will make the final determination as to whether an emergency situation exists under this clause.

c.               The Contracting Officer through BAE SYSTEMS shall provide the subcontractor with anticipated work schedule.

d.              The subcontractor shall comply with all duty hours and tours of duty identified by the Contracting Officer or his/her designated representative.

e.               The Contracting Officer, or his/her designated representative, may modify the work schedule to ensure the government’s ability to continue to execute its mission.

20.                   On-Call Duty or Extended Hours.

a.               The subcontractor shall be available to work extended hours to perform mission essential tasks as directed by the Contracting Officer.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

b.              The subcontractor shall be available to work “on-call” to perform mission essential tasks as directed by the Contracting Officer.

c.               The Contracting Officer, or his/her designated representative, will identify the parameters of “on-call” duty.

d.              If appropriate, the Contracting Officer may negotiate an equitable adjustment to the contract through BAE SYSTEMS.

21.                   Workman’s Compensation, Health and Life Insurance.

The subcontractor shall ensure that worker’s compensation insurance under the Defense Base Act is consistent with FAR clauses 52.228-3 and 52.228-4.  The subcontractor shall ensure that health and life insurance benefits provided to its deploying employees are in effect in the theater of operations and allow traveling in military vehicles.

22.                   Next of Kin Notification.

Before deployment, the subcontractor shall ensure that each subcontractor employee completes a DD Form 93, Record of Emergency Data Card. A copy of this form will be maintained at the CRC, a copy will be forwarded to the DA Casualty and Memorial Affairs Operations Center, and a copy will be hand carried by the subcontractor employee to the theater of operations. If the CRC is not utilized, copies of the form shall be furnished to the subcontractor. The subcontractor is responsible for next of kin notification, but may be accompanied by an Army representative if desired.

23.                   Return Procedures.

a.               Upon notification to the subcontractor of redeployment, the Contracting Officer will authorize through BAE SYSTEMS subcontractor employee travel from the theater of operations to the designated CONUS Replacement Center (CRC) or individual redeployment site.

b.              The subcontractor shall ensure that all government-issued clothing and equipment provided to the subcontractor or the subcontractor’s employees are returned (at the point of issuance) to government control upon completion of the deployment.

c.               The subcontractor shall provide the Contracting Officer with documentation. annotated by the receiving government official, of all clothing and equipment returns.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

24.                   Special Legal.

Public Law 106-523, Military Extraterritorial Jurisdiction Act of 2000: Amended Title 18, US Code, established Federal Jurisdiction over certain criminal offenses committed outside the United States by persons employed by or accompanying the Armed Forces, or by members of the Armed Forces who are released or separated from active duty prior to being identified and prosecuted for the commission of such offenses, and for other purposes applies to subcontractor employees deployed OCONUS.

25.                   Security and Background Checks.

The subcontractor shall ensure all applicable security and backgrounds are performed on all personnel (to include subcontractor personnel) in support of this contract.

H-3.4                    INVITED CONTRACTOR OR TECHNICAL REPRESENTATIVE STATUS UNDER U.S.-REPUBLIC OF KOREA (ROK):

This clause applies to any task order requiring performance in whole or in part to be conducted in the Republic of Korea. Prior to traveling to the Republic of Korea, the subcontractor shall obtain written approval from the SETAC Contracting Officer through BAE SYSTEMS.

Invited subcontractor and TR status shall be governed by the U.S.-ROK Status of Forces Agreement (SOFA) as implemented by USFK Reg 700-19.

a.               Invited subcontractor or TR status under the SOFA is subject to the written approval of ACofS, Acquisition Management (FKAQ), Unit # 15237, APO AP 96205-5237.

b.              The subcontracting officer will coordinate with HQ USFK, ACofS, Acquisition Management (FKAQ), 1AW FAR 25.8, and USFK Reg 700-19.  The ACofS, Acquisition Management will determine the appropriate subcontractor status under the SOFA and notify the contracting officer of that determination.

c.               Subject to the above determination, the subcontractor, including its employees and lawful dependents, may be accorded such privileges and exemptions under conditions and limitations as specified in the SOFA and USFK Reg 700-19. These privileges and exemptions may be furnished during the performance period of the contract, subject to their availability and continued SOFA status. Logistic support privileges are provided on an as-available basis to properly authorized individuals.

d.              The subcontractor warrants and shall ensure that collectively, and individually, its officials and employees performing under this subcontract will not perform any contract, service, or other business activity in the ROK, except under U.S. Government contracts and that performance is 1AW the SOFA.

e.               The subcontractor’s direct employment of any Korean-National labor for performance of this subcontract shall be governed by ROK Labor Law and USFK Regulation(s) pertaining to the direct employment and personnel administration of Korean National personnel.

f.                 The authorities of the ROK have the right to exercise jurisdiction over invited subcontractors and technical representatives, including subcontractor officials, employees and their dependents, for offenses committed in the ROK and punishable by the laws of the ROK. In recognition of the role of such persons in the defense of the ROK, they will be subject to the provisions of Article XXII, SOFA, related Agreed

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

Minutes and Understandings. In those cases in which the authorities of the ROK decide not to exercise jurisdiction, they shall notify the U.S. military authorities as soon as possible. Upon such notification, the military authorities will have the right to exercise jurisdiction as is conferred by the laws of the U.S.

g.              Invited subcontractors and technical representatives agree to cooperate fully with the USFK sponsoring agency and RO on all matters pertaining to logistic support. In particular, subcontractors will provide the assigned sponsoring agency prompt and accurate reports of changes in employee status as required by USFK Reg 700-19.

h.              Except for subcontractor air crews flying Air Mobility Command missions, all U.S. subcontractors performing work on USAF classified contracts will report to the nearest Security Forces Information Security Section for the geographical area where the subcontract is to be performed to receive information concerning local security requirements.

i.                  Invited subcontractor and technical representative status may be withdrawn by USFKIFKAQ upon:

(1)          Completion or termination of the subcontract.

(2)          Determination that the subcontractor or its employees are engaged in business activities in the ROK other than those pertaining to U.S. armed forces.

(3)          Determination that the subcontractor or its employees are engaged in practices illegal in the ROK or are violating USFK regulations.

j.                  It is agreed that the withdrawal of invited subcontractor or technical representative status, or the withdrawal of, or failure to provide any of the privileges associated therewith by the U.S. and USFK, shall not constitute grounds for excusable delay by the subcontractor in the performance of the subcontract and will not justify or excuse the subcontractor defaulting in the performance of this subcontract. Furthermore, it is agreed that withdrawal of SOFA Status for reasons outlined in USFK Reg 700-19, paragraphs 2-6a through 2-6c above shall not serve as a basis for the subcontractor filing any claims against the U.S. or USFK. Under no circumstance shall the withdrawal of SOFA Status or privileges be considered or construed as a breach of contract by the U.S. or USFK.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

H-3.5                    CONTINUATION OF DOD CONTRACTOR SERVICES AT GOVERNMENT FACILITIES WITHIN CONUS:

1.                                       Subcontractor personnel who normally provide services at government facilities and who are designated as emergency personnel by a DoD Component are expected to use all means at their disposal to continue to provide such services, in accordance with the terms and conditions of the contract, during periods of crisis situations.

2.                                       To ensure that emergency personnel services under the subcontract are performed and/or delivered by the subcontractor during times of heightened security and/or limited access to a government facility, the Task Order Monitor/Technical Monitor and prime contractor/subcontractor in coordination with the Contracting Officer may enter into an agreement that the hours/duties specified in the subcontract/Task Order may be worked at varying times and locations as long as such is consistent with the Government’s requirement and will have no negative impact on the quality of the effort to be performed. The Task Order/Technical Monitor shall immediately seek approval of the Contracting Officer of any such agreement.

3.                                       The Contracting Officer may take any of the following actions, depending on the severity and length of the situation:

a.                                       In accordance with FAR 52.242-15, the Contracting Officer may, at any time, issue a written stop-work order to stop all or any part of the work called for under the subcontract. If a stop work order is issued, the subcontractor is required to take all reasonable steps to minimize the incurrence of costs allocable to the stopped work.

b.                                      Direct subcontractor personnel designated mission essential emergency personnel to report to their duty station at government facilities as usual for continuing work not subject to any stop work order.

c.                                       Direct non-essential subcontractor personnel who normally work at government facilities to report to their corporate office as their temporary duty station for work not subject to any stop work order.

d.                                      Direct, on a case-by-ease basis, non-essential subcontractor personnel who normally work at government facilities to telecommute for performance of work not subject to any stop work order.

4.                                       For Task Orders performed under emergency situations within CONUS, the hours worked shall be billed at the rates specified in the Task Order, regardless of where performance takes place. This provision in no way relieves the subcontractor from performance of the direct productive person hours (DPPHs) as stated in the Task Order.

5.                                       When required in emergency/crisis situations, the subcontractor shall report daily to the Technical Monitor through BAE SYSTEMS the status and location of all DoD subcontractor employees. The Technical Monitor shall relay such information to the Contracting Officer.

6.                                       Nothing in this provision shall be construed to change any element of the subcontract or the terms and conditions therein.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

H-4                            ORGANIZATIONAL CONFLICT OF INTEREST CLAUSE

a.               It is recognized by the parties hereto that the effort to be performed by the subcontractor under this subcontract includes advisory and assistance services; a myriad of systems engineering efforts; support in the preparation of specifications and work statements; technical evaluation of other subcontractors products and services; and access to other subcontractors’ proprietary information.  Consequently, performance of this subcontract creates potential organizational conflicts of interest such as are contemplated by Federal Acquisition Regulation (FAR) 9.505. It is the intention of the parties that the subcontractor will not engage in any other contractual or other activities which could create an organizational conflict of interest with its position under this subcontract; which might impair its ability to render unbiased advice and recommendations; or in which it may derive an unfair competitive advantage as a result of knowledge, information, and experience gained during the performance of this subcontract.  Therefore, the subcontractor agrees that it will seek the prior written approval of both the SETAC Contracting Officer and the Contracting Officer on the other acquisition before participating in any U.S. Army Space and Missile Defense Command (USASMDC), including U.S. Army Space Command (ARSPACE) and High Energy Laser Systems Test Facility (HELSTF); USASMDC-Washington (USASMDC-W); Program Executive Office-Air and Missile Defense (PEO-AMD); National Missile Defense Joint Program Office (NMDJPO); or Missile Defense Agency (MDA) contract as a contractor, subcontractor, or consultant to provide material, equipment or services.  Prime contractors will be subject to this restriction, except as a source for any competitive follow-on acquisitions for the Systems Engineering and Technical Assistance Contract (SETAC) or on a sole-source basis under other prime contracts with the Government.  The SETAC Contracting Officer will consider the requests for written approval on a case-by-case basis. This provision shall have effect throughout the period of performance of this subcontract, any extensions thereto by change order or supplemental agreement, and for one (1) year thereafter. Participation in any acquisition described above, without express written approval from the SETAC Contracting Officer through BAE SYSTEMS may be grounds for termination of the subcontract. The Government may disqualify the subcontractor for subsequent related contractual efforts and pursue such other remedies as may be permitted by law or this subcontract, upon determination that an OCI has occurred.

b.              The effort to be performed under this subcontract includes providing systems engineering and technical direction; input to preparation of specifications and scopes of work; assistance to the Government or BAE SYSTEMS during technical evaluations of other subcontractors’ offers and products; and access to third-party proprietary information. Such activities create a significant potential for certain conflicts of interest, as set forth in FAR 9.505-1, 9.505-2, 9.505-3, and 9.505-4. It is the intention of the parties hereto to prevent both the potential for bias in connection with the subcontractor’s performance of this subcontract, as well as the creation of any unfair competitive advantage as a result of knowledge gained through access to third-party proprietary information,

c.               Whenever performance of this subcontract requires access to another contractor’s proprietary information, the subcontractor shall (i) enter into a written agreement with the other entities involved, as appropriate, in order to protect such proprietary information from unauthorized use or disclosure for as long as it remains proprietary; and (ii) refrain from using such proprietary information other than as agreed to, for example to provide assistance during technical evaluation of other subcontractors’ offers or products under this subcontract. An executed copy of all Proprietary Information Agreements by individual personnel or on a corporate basis shall be furnished to the Contracting Officer through BAE SYSTEMS within ten (10) calendar days of execution.

d.              In addition, the subcontractor shall inculcate upon its employees, through appropriate means (such as formal training and promulgation of company policies and procedures) the principles of FAR Subpart 9.5. Such inculcation shall include, but not be limited to, training to ensure that employees refrain from using or disclosing proprietary information except as provided by executed agreement or as allowed by the

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

subcontract. Further, the subcontractor shall obtain from each of its employees, whose anticipated responsibility in connection with the work under this subcontract may be reasonably expected to involve access to such proprietary information, a written agreement, which, in substance, shall provide that such employee will not, during its employment by the subcontractor, or thereafter, improperly disclose such data or information.

e.               The subcontractor shall hold the government and BAE SYSTEMS harmless and will freely indemnify the government and BAE SYSTEMS as to any cost/loss resulting from the unauthorized use or disclosure of any third-party proprietary information by its employees, the employees of subcontractors, or by its agents.

f.                 For breach of any of the above restrictions or for nondisclosure or misrepresentation of any relevant facts required to be disclosed concerning this subcontract, BAE SYSTEMS reserves the right to terminate this subcontract for default; the Government may disqualify the subcontractor for subsequent related contractual efforts and pursue such other remedies as may be available under law. If in compliance with this clause, the Subcontractor discovers and promptly reports an organizational conflict of interest subsequent to subcontract award, BAE SYSTEMS may choose to undertake termination of this subcontract, when such termination is deemed to be in the best interest of the government or BAE SYSTEMS.

g.              The subcontractor will include the same provisions as are expressed in this clause, including this paragraph, in all subcontracts awarded for performance of any portion of this requirement. Subcontract restrictions may be limited, however, to the technical area(s) addressed in the specific statement of work in the subcontractors’ given task orders. The subcontractor shall not participate in any USASMDC, including ARSPACE and HELSTF; USASMDC-W; PEO-AMD; NMDJPO; or MDA contract in the applicable technical area(s) without written approval of the SETAC Contracting Officer through BAE SYSTEMS. This restriction is applicable throughout the period of performance of the subcontract, and any extensions thereof by change order or supplemental agreement, and for one (1) year thereafter. When the provisions of this clause are included in a subcontract, the term “contracting officer” shall represent the head of the Contracts Office of the prime contract. Any deviations or less restrictive coverage deemed necessary or required by the prime contractor for a particular subcontract must first be submitted to the Government Contracting Officer through BAE SYSTEMS for approval. Subcontractors, on a case-by-case basis, may make a request through the prime contractor for a revision to the SETAC OCI clause restrictions outlined above.

h.              The subcontractor and any of its SETAC subcontractors agree to follow the requirements of the OCI Mitigation Plan incorporated in Section J of this subcontract.

H-5                            LABOR CATEGORY DEFINITIONS

The applicable government labor categories are shown at Attachment 7 to this subcontract.

H-6                            MANAGEMENT PLANNING AND CONTROL

a.               The subcontractor shall establish, maintain, and use in the performance of this subcontract a management control system (MCS) capable of accepting multiple packages of funds (BAE SYSTEMS charge numbers), planning, scheduling, and collecting costs for multiple packages of unique work; providing status; and vouchering BAE SYSTEMS in accordance with specified requirements.

b.              The subcontractor will utilize their MCS to establish a baseline, collect costs at the ACRN (or BAE SYSTEMS charge number) level, and report status to BAE SYSTEMS on a monthly basis. (SDRL ITEM A003)

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

c.               Following subcontract award, the Government reserves the right to have a representative(s) visit the subcontractor’s facility to ascertain that the MCS meets the above-stated requirements and has been properly implemented on this subcontract.

H-7                          MATERIALS AND SPECIAL TEST EQUIPMENT (STE)

a.             It is not the intent of BAE SYSTEMS to facilitize any subcontractor performing this subcontract.  In accordance with FAR 45, the subcontractor shall provide all resources necessary to perform the task orders issued hereunder.

b.            The Materials SLIN of this subcontract allows for the purchase of consumable materials, STE, and materials required to fabricate a deliverable end-item for the Government.  Unless specific written or email approval is included in the MATERIALS section of a given task order, all materials that the subcontractor intends to direct charge to the subcontract/task order requires the prior written approval of the SETAC Contracting Officer through BAE SYSTEMS.

c.             Prior to the purchase or lease of any of the following materials, and services therefore, the subcontractor must obtain the written approval of the Contracting Officer through BAE SYSTEMS:

•                  Automated Data Processing Equipment (ADPE)/Computer Hardware and Firmware;

•                  ADPE Support Equipment;

•                  Printing and Reproduction equipment

•                  Software;

•                  Telecommunications Equipment;

•                  Support services for any/all of the above; and

•                  All other items which the subcontractor intends to direct charge to the subcontract or which could potentially be considered to fall within the parameters of the FAR 45.301 definition of facilities.

H-8                            MINIMUM PERSONNEL REQUIREMENTS

During the performance of this subcontract, the subcontractor shall ensure that each individual charged to any task order (T/O) issued hereunder meets or exceeds the minimum requirements stated for the government labor category to which that individual is charged.

H-9                            USE OF NON-U.S. CITIZENS

a.             Prior approval to use non-U.S. citizens on this subcontract must be obtained from the USASMDC Contracting Officer and USASMDC Foreign Disclosure Officer (FDO).

b.            When requesting approval for a non-U.S. citizen to be granted access to the subcontract, the application shall be submitted through BAE SYSTEMS and include the individual’s full name, date and place of birth, social security account number, and official status within the U.S.

c.             If approval is granted, U.S. Export Laws still apply and the subcontractor must obtain required export licenses.

d.            The subcontractor is not authorized to release any data to foreign nationals or foreign representatives without an approved export license.  Subcontracting with foreign industry is not allowed under this subcontract.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

e.             The subcontractor is not authorized to release information, orally, visually, or documentary to anyone not associated with this subcontract.

H-10                       ORGANIZATIONAL CONFLICTS OF INTEREST REGARDING PREVIOUSLY-SUPPLIED PRODUCTS

a.             A potential exists for the prime contractor, or one of the subcontractors, for this effort to become involved with work under a Task Order (T/O) that raises the potential for a violation of the Organizational Conflict of Interest rule defined by FAR 9.505-3(a), namely the appearance of bias related to self- assessment. Such would include technical evaluations of that firm’s (or an affiliate’s) proposal and reviews to assess the designs, or other development products, that such firm (or an affiliate) has previously delivered under a Government contract.

b.            The subcontractor shall actively assist BAE SYSTEMS to avoid such situations by adopting a practice (at the prime and subcontractor levels) of carefully screening all T/Os and technical direction received to identify any performance element that involves a self-evaluation conflict.

c.             The subcontractor shall promptly notify the Subcontracts Administrator in writing of any conflict discovered, and shall also refrain from undertaking the effort in question pending further direction from the Contracting Officer through BAE SYSTEMS.  This notice may propose an alternate performer, who must be an entity that is independent from the entity with the conflict.  If approved by the Contracting Officer, such alternate shall be utilized and the resulting work product shall be delivered directly to the Government to ensure that a truly unbiased evaluation has been provided.

H-11                     PRE-CONTRACT COSTS

The offeror is expressly informed that it will not be reimbursed for any costs incurred prior to the effective date of any task order issued hereunder, unless such costs are specifically authorized in writing by the SETAC Contracting Officer through BAE SYSTEMS.

H-12                     REIMBURSEMENT OF OTHER DIRECT COSTS

a.              Travel Reimbursement:

(1)          BAE SYSTEMS will reimburse the Subcontractor for TDY/nonlocal travel as determined to be necessary for the performance of assigned tasks and as included in the fully-executed task order or as approved by the Task Order Monitor within his/her authority as granted in the subcontract and his/her task order.

(2)          BAE SYSTEMS will reimburse the Subcontractor for actual transportation fare via the most direct routes (non-first class) between place of origin and destination.  Cost for delays enroute (excluding Government-caused delays, unavoidable airline schedule delays, and major acts of nature causing an unavoidable delay) will not be reimbursed.  Per diem will be paid at Joint Travel Regulation (JTR) rates.  To the extent available, suitable Government quarters, messing, and surface transportation facilities may be used.  Indirect expenses are allowable if travel costs are normally part of the Subcontractor’s allocation base.

(3)          BAE SYSTEMS will not reimburse the Subcontractor for local travel.  Local travel is defined as travel within the area of a 50-mile radius of the primary place of performance.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

b.             Other Costs:  BAE SYSTEMS will reimburse the Subcontractor for other costs (e.g. material, equipment, large-volume reproduction for deliverables, etc.) as deemed necessary for the performance of assigned tasks and as approved in writing by the Contracting Officer through BAE SYSTEMS. Specific criteria and allowances will be incorporated in task orders executed pursuant to the terms and conditions of this subcontract. Indirect expenses are allowable.

H-13                     SERVICES FURNISHED BY THE GOVERNMENT

In connection with services to be rendered under the SOW, the government shall authorize the following individual logistic support to designated representatives of the Subcontractor, when reasonably available and upon approval of the local U.S. military commander (such services only applicable IF authorized in the specific task order document itself):

a.               Status of Forces Agreement status as a USFK technical representative.

b.              USFK ration control privileges, Unaccompanied personnel.

c.               Listing of all authorized logistic support items:

(1)          Commissary (includes rationed items).

(2)          AAFES Facilities/Military Exchange (includes rationed items).

(3)          Armed Forces Recreation Facilities.

(4)          Class VI Alcoholic Beverages (includes rationed items).

(5)          Credit Union/Military Banking Facilities.

(6)          Legal Assistance (as required).

(7)          Local Morale/Welfare Recreation Services.

(8)          Emergency Medical/Dental Services (on reimbursable basis).

(9)          Military Postal Services.

(10)    Military Club System (Officer/NCO).

(11)    Government Billeting (GS-13/14 level).

H-14                     TASK ORDER PROCEDURE

a.               In accordance with the Federal Acquisition Streamlining Act (FASA), requirements for advisory and assistance services in excess of three years and $10M will be filled utilizing Multiple Award, Task Order, ID/IQ contract procedures.  Prime Contractor selection for each task will, therefore, be accomplished as a separate action for each T/O issued under the prime contracts.

b.              The subcontractor shall incur costs under this subcontract only in the performance of Task Orders (T/Os) and modifications to T/Os issued by the BAE SYSTEMS Subcontracts Administrator in

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

accordance with this procedure. No other costs are authorized without the express written consent of BAE SYSTEMS.

c.               Without the written approval of BAE SYSTEMS, the subcontractor shall not exceed a T/O ceiling costs by SLIN or be outside the plus/minus ten percent (10%) range of the planned DPPHs as specified in each T/O.  Any changes to task content, available funding, total DPPHs, T/O ceilings, NTE amounts, schedules, and deliverables shall be documented by a signed modification to the task order.

d.              Upon receipt of a “Task Order” (T/O) document to BAE SYSTEMS, BAE SYSTEMS will provide the affected subcontractor a copy of the T/O for Supplies or Services.

e.               The T/O document will be issued by the Subcontracts Administrator to the Subcontractor incorporating, as a minimum, (i) a detailed description of the task/subtasks to be performed; (ii) all deliverable items; (iii) the overall period of performance; (iv) listing of any government-furnished property to be provided/utilized; and (v) if Government-site support is anticipated.  Deliverables may consist of charts, reports, briefing notes, tabulations, view graphs, computer software, materials, and presentation, as appropriate.

f.                 The Subcontractor shall submit a Task Order Management Plan (T/OMP) within three (3) working days after receiving the T/O.  The Subcontractor shall NOT reiterate the T/O, but shall concentrate the T/OMP narrative on the approach and rationale supporting the approach.  Personnel proposed shall be supported in terms of rationale/basis for selection, qualifications, and relevance of qualifications.  The T/OMP shall provide the subcontractor’s detailed approach to accomplishing the requirements of the task, as well as the proposed breakout of DPPHs by labor category and by month for the overall period of performance of the T/O.  Government Labor Categories (GLC) proposed/approved in the Task Order Management Plan (T/OMP) are strictly enforeced unless and until the Task Order Monitor through BAE SYSTEMS approved the use of other GLCs. The GLC Sr Management/Tech Staff 5 requires Task Order Monitor approval through BAE SYSTEMS prior to use. An oral presentation may be required in lieu of or in addition to the written T/OMP.  The BAE SYSTEMS Subcontracts Administrator will provide specific direction.  BAE SYSTEMS will reimburse only T/OMP development on informally-competitive T/Os.  The cost of development of T/OMPs that are formally-competed shall be borne by the Subcontractor and subject to its DCAA accepted/approved accounting system.

g.              The Subcontractor shall initiate task performance promptly upon receipt of a fully executed T/O.  If upon submission of the subcontractor’s T/OMP, it is necessary to enter into discussions/negotiations to reach a mutual agreement relative to the T/OMP, the Subcontractor will continue to perform the T/O unless otherwise notified by the Subcontracts Administrator that performance should cease until the outstanding issues are resolved.

h.              With the exception of T/Os utilizing Operations & Maintenance (O&M) funds, it is the Government’s (and consequently BAE SYSTEMS’s) intent to incrementally fund T/Os issued hereunder.

i.                  No protest under FAR Subpart 33.1 is authorized in connection with the issuance or proposed issuance of a T/O, except on the grounds that the order increases the scope or maximum value of the subcontract in total.

H-15                     TRANSITION PERIODS

a.               “Transition In” - It is the intent of BAE SYSTEMS to provide for an orderly transition of the support function between the current contracts, DASG60-97-D-0001, DASG6Q-97-D-0002, DASG60-97-D-0003 and DASG6G-97-D-0004, and the anticipated contract awardees under the attached Statement of Work. To that end, the transition-in period will be from subcontract(s) award to the end of the current subcontract (23

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

April 2002).  The transition may involve the transfer of facilities, documentation, intellectual property, operating procedures and other resources necessary to ensure that the full requirements of the Government Statement of Work are met. Transition activities will include attendance at program reviews; participation in working groups; briefings; on-site communications; and full disclosure of technical, cost, and programmatic information between all contractors/teams, toward the goal of meeting Government requirements. The level and amount of transfer required will be dependent upon the particular contractors involved and the programs they support. The transition requirements that may be placed upon the subcontractor for the current SETAC will be accomplished via a Task Order (T/O) that will be issued in time to begin an orderly transition. The initial T/Os will include appropriate associated transition requirements. Both will be tailored to the particular subcontractor(s) involved.  BAE SYSTEMS will meet with the involved parties to schedule and arrange for the details of the transition period events. (NOTE: The only allowable costs associated with this transition-in period will be the cost for transfer of Special Test Equipment which will be covered in the initial T/Os issued under this subcontract.  All other costs associated with the above-referenced transition activities will be the sole responsibility of the subcontractor.)

b.              “Transition Out” - It is the intent of BAE SYSTEMS to provide for an orderly transition from the contract and its subcontracts resulting from RFP DASG60-01-R-0003 to any follow-on contracts and subcontract(s).  To that end, the transition-out period will be approximately ninety (90) days prior to the end of the resulting subcontracts. The subcontractor will be required to work closely with any follow-on SETAC contractor for approximately 90 days prior to the end of subcontract as stated above, in order to assure uninterrupted SETAC support, and assumption of follow-on SETAC (sub)contractor responsibility. The transition may involve the transfer of facilities, documentation, intellectual property, operating procedures and other resources necessary to ensure the full requirements of the Government Statement of Work are met. The “Transition-Out” will include attendance at program reviews, participation in working groups, briefings, on-site communications, and full disclosure of technical, cost, and programmatic information between all contractors/teams associated with meeting the various on-going Primary-Organization-Elements requirements.  BAE SYSTEMS will, prior to transition, meet with the involved parties to schedule and arrange for the transition period events. The transition requirements that may be placed upon the subcontractor will be accomplished via T/Os that will be issued in time to begin an orderly transition. The T/O will be tailored to the particular subcontractor(s) involved and their on-going T/Os.

H-16                    USE OF GOVERNMENT SOURCES OF SUPPLY

a.               Government sources of supply may be utilized for purchases necessary in the performance of this subcontract. Clauses at FAR 52.251-1 and DFARS 252.251-7000 are applicable.

b.              Only for purchases charged directly to this subcontract shall title vest with the Government. For property charged as an indirect cost, title shall vest with the purchaser.

H-17                     PUBLIC RELEASE OF INFORMATION

a.               In accordance with DFARS 252.204-7000, Disclosure of Information, the U.S. Army Space and Missile Defense Command Public Affairs Officer (SMDC-PA) is responsible for processing clearance of contractor-originated material for public release. This includes forwarding the material to appropriate Department of the Army agencies for actual clearance. In accordance with DFARS 252.204-7000, Disclosure of Information, The Subcontractor shall not release to anyone outside the Subcontractor’s organization any unclassified information, regardless of medium (e.g., film, tape, document), pertaining to any part of this contract or any program related to this contract, unless the Subcontractor has written approval or the information is otherwise in the public domain before the date of release.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

b.              Requests for approval shall identify the specific information to be released, the medium to be used, and the purpose for the release. The Subcontractor shall submit its request to the Task Order Monitor noted in the specific task order, at least 45 days before the proposed date for release. All material to be cleared shall be sent by certified mail/return receipt requested to:

U.S. Army Space and Missile Defense Command
ATTN: Insert Office Symbol for Task Order Monitor
P. O. Box 1500
Huntsville, AL 35807-3801

c.               The Task Order Monitor shall process the request in accordance with SMDC form 614-R.

d.              If there is no response within 30 days, the Subcontractor shall resubmit the request to:

All material to be cleared shall be sent to: U.S. Army Space and Missile Defense Command
ATTN: SMDC-PA
P. O. Box 1500
Huntsville, AL 35807-3801

U.S. Army Space and Missile Defense Command
ATTN: SMDC-PA
P. O. Box 1500
Huntsville, AL 35807-3801

H-18                     DISTRIBUTION CONTROL OF TECHNICAL INFORMATION

a.               The following terms applicable to this clause are defined as follows:

(1)          Technical Document. Any recorded information that conveys scientific and technical information or technical data.

(2)          Scientific and Technical Information.  Communicable knowledge or information resulting from or pertaining to conducting and managing a scientific or engineering research effort.

(3)          Technical Data.  Recorded information related to experimental, developmental, or engineering works that can be used to define an engineering or manufacturing process or to design, procure, produce, support, maintain, operate, repair, or overhaul material. The data may be graphic or pictorial delineations in media such as drawings or photographs, text in specifications or related performance or design type documents, or computer printouts.  Examples of technical data include research and engineering data, engineering drawings, and associated lists, specifications, standards, process sheets, manuals, technical reports, catalog-item identifications, and related information and computer software documentation.

b.              Except as may otherwise be set forth in the Subcontract Data Requirements List (SDRL), DD Form 1423, (i) the distribution of any technical document prepared under this subcontract, in any stage of development or completion, is prohibited without the approval of the Contracting Officer through BAE SYSTEMS and (ii) all technical documents prepared under this subcontract shall initially be marked with the following distribution statement, warning, and destruction notice:

(1)          DISTRIBUTION STATEMENT F - Further dissemination only as directed by SMDC-IM-PA or higher DOD authority.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

(2)          WARNING - This document contains technical data whose export is restricted by the Arms Export Control Act (Title 22, U.S.C., Sec 2751 et seq.) or the Export Administration Act of 1979, as amended, Title 50, U.S.C., app 2401 et seq. Violation of these export laws are subject to severe criminal penalties. Disseminate in accordance with provisions of DOD Directive 5230.25.

(3)          DESTRUCTION NOTICE - For classified documents, follow the procedures in DOD 5220.22-M, National Industrial Security Program Operating Manual (NISPOM), Chapter 5, Section 7, or DOD 5200.1-R, Information Security Program Regulation, Chapter IX. For unclassified, limited documents, destroy by any method that will prevent disclosure of contents or reconstruction of the document.

c.               As a part of the review of preliminary or working draft technical documents, the Government will determine if a distribution statement less restrictive than the statement specified above would provide adequate protection. If so, the Government’s approval/comments will provide specific instructions on the distribution statement to be marked on the final technical documents before primary distribution.

H-19                     TECHNICAL COGNIZANCE AND TECHNICAL DIRECTION

a.               The BAE SYSTEMS Program Manager (PM) will be responsible for any and all technical direction given to the Subcontractor under the resultant subcontract. Technical direction shall be exercised by the issuance of a fully-executed Task Order (T/O) signed by the BAE SYSTEMS Subcontracts Administrator.  Specific task direction may be given by the identified task leader on a given task.

The BAE SYSTEMS PM is Larry Fulton who can be reached at (256) 890-8075 or via email at larry.fulton@baesystems.com.

b.              Technical direction, as defined in this clause is the process by which the progress of the subcontractor’s technical efforts are reviewed and evaluated and guidance for the continuation of the effort is provided by BAE SYSTEMS and/or the Government.  It also includes technical discussions and, to the extent required and specified elsewhere in this subcontract, defining interfaces between subcontractors; approving test plans; approving preliminary and critical design reviews; participating in meetings; providing technical and management information; and responding to request for research and development planning data on all matters pertaining to this subcontract.  The subcontractor agrees to accept technical direction only in the form and procedure set forth herein below.

c.               The Technical Direction shall not effect or result in a change within the meaning of the “CHANGES” clause, or any other change in the Scope of Work, price, schedule, or the level of effort required by the subcontract. Such changes must be executed by the BAE SYSTEMS Subcontract Administrator or his/her representative (see clause G-4) as a Modification to the subcontract or T/O.  It is emphasized that such changes are outside the authority of BAE SYSTEMS officials designated in a. above who are not authorized to issue any directions which authorize the subcontractor to exceed or perform less than the subcontract requirements.  Notwithstanding any provision to the contrary in any Technical Directive, the estimated cost of this subcontract, and, if this subcontract is incrementally funded, the amount of funds allotted, shall not be increased or deemed to be increased by issuance thereof.

H-20                     KEY PERSONNEL

Key personnel as specified in each individual T/O are considered to be critical to the successful performance of this subcontract. Prior to replacing these key personnel, the subcontractor shall obtain written consent of the contracting officer through BAE SYSTEMS.  In order to obtain such consent, the subcontractor must provide advance notice of the proposed changes to the BAE SYSTEMS Subcontracts Administrator and

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

must demonstrate that the qualifications of the proposed substitute personnel are generally equivalent to or better than the qualifications of the personnel being replaced.

H-21                     METRIC AND PRODUCT ASSURANCE REQUIREMENTS

The subcontractor shall assure that all deliverables under this subcontract shall meet industry standards of quality and, where practical, metric measurements.

H-22                     NATIONAL TEST RANGE BASE SUPPORT SERVICES

a.               The allocation of quarters to the subcontractor, as to number, type, and location, will be made by the Contracting Officer through BAE SYSTEMS. The determination by the Contracting Officer shall be final and conclusive and shall not be subject to the “Disputes” clause.  Occupants of Government family and bachelor quarters shall be liable to the Government for loss, damage or destruction of the property and/or its contents in accordance with applicable regulations.

b.              Services to the subcontractor or its personnel and their dependents, not specified elsewhere in this subcontract as “Government-furnished,” shall be furnished in accordance with the existing policies, procedures and regulations of the National Test Range.

H-23                     GOVERNMENT FURNISHED FACILITIES

a.               In the performance of the work called for herein, the subcontractor is hereby authorized rent-free, no charge, non-interference use of Government properties as covered under Contract DASG60-02-D-0009.

b.              Also, use of equipment on a non-interference rent-free basis is granted for a period no longer than the terms of Contract DASG60-02-D-0009. This equipment is identified as: TBD in individual T/Os.

c.               Use of Government property is authorized under Contract DASG60-02-D-0009 through (as specified in the T/O).

d.              The subcontractor is in the process of obtaining approval for the following facilities and based on obtaining that approval, within a reasonable time, from the appropriate ACO/PCO the facilities that are accountable under the subcontract may be added, if needed, without a change to the subcontract value or any other consideration to BAE SYSTEMS.

H-24                     ASSIGNMENT OF RIGHTS

Per DFARS 252.227-7020, Rights in Special Works, all works first produced, created, or generated under the subcontract and required to be delivered must contain the following notice: “© (Year date of delivery) United States Government, as represented by the Secretary of Army. All rights reserved.” In addition, the subcontractor hereby relinquishes any rights to use or disclose such works.

H-25                     MINIMUM INSURANCE LIABILITY

Pursuant to the requirements of the subcontract clause 52.228-7, “Insurance - Liability to Third Persons,” the subcontractor shall obtain and maintain at least the following kinds of insurance and minimum liability coverage during any period of subcontract performance:

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

a.               Workman’s Compensation and Employers’ Liability Insurance:  Compliance with applicable workmen’s compensation and occupational disease statutes is required. Employers’ liability coverage in the minimum amount of $100,000 is required.

b.              General Liability Insurance: Bodily injury liability insurance, in the minimum limits of $500,000 per occurrence, is required on the comprehensive form of policy; however, property damage liability insurance is not required.

c.               Automobile Liability Insurance: This insurance is required on the comprehensive form of policy and shall provide bodily injury liability and property damage liability covering the operation of all automobiles used in connection with the performance of the subcontract. At least the minimum limits of $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage is required.

H-26                     PATENTS - REPORTING OF SUBJECT INVENTIONS

a.               The interim and final invention reports shall be submitted to BAE  SYSTEMS Subcontracts Administrator on DD Form 882, Report of Inventions and Subcontracts, see http://www.smdc.army.mil/Contracts/Contracts.html and click on the Special Announcements link to see the instructions. In accordance with DFARS 252.227-7039 and FAR 52.227-12, interim reports shall be furnished every twelve (12) months and final reports shall be furnished within three (3) months after completion of the subcontracted work. In accordance with FAR 27.305-3(e), when a subcontractor fails to disclose a subject invention the applicable withholding of payments provision may be invoked. (See G-2.)

b.              The subcontractor shall include the clause at DFARS 252.227-7039 in all subcontracts with small businesses and non profit organizations, regardless of tier, for experimental, developmental, or research work.

H-27                     LIVING SUBCONTRACT

Modifications to this subcontract shall be made by substituting pages of the subcontract so that at all times the subcontract will form a complete, connected, and coherent text. Each page of a modification shall be annotated with the subcontract and modification number. Those portions of the subcontract changed by the modification shall be appropriately identified by black vertical bars in the adjacent right margin.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

H-28                     ASSIGNMENT OF SUBCONTRACT

This subcontract may not be assigned or otherwise transferred by either party in whole or in part without the express prior written consent of the other party. The foregoing shall not apply in the event either party shall change its corporate name or merge with another corporation.

H-29                     SURVIVABILITY

If any part, term or provision of this Subcontract shall be void, illegal, unenforceable, or in conflict with any law of federal, state, or local Government having jurisdiction over this agreement, the validity of the remaining portions or provisions shall not be affected thereby.

H-30                     DISPUTE RESOLUTION

All claims, disputes, or controversies arising out of, or in relation to the interpretation, application, or enforcement of this Agreement shall be decided through mediation if the parties cannot reach agreement between themselves after 60 days. If such parties cannot resolve such differences through mediation, the parties agree to submit to binding arbitration. The parties agree to select one (1) arbitrator from the America Arbitration Association who will hear and decide on the controversy. All mediation and arbitration proceedings will occur in Madison County, Alabama. The arbitrator’s decision, including the payment of arbitration fees, shall be considered final and binding upon the parties.

See FAR 52.233-1, Disputes for disputes arising out of issues between the Subcontractor and the Government or between the Subcontractor and both the Government and BAE SYSTEMS.

H-31                     PROTECTION OF TEAM’S PROPRIETARY DATA

a.               During the term of the Agreement, BAE SYSTEMS, the Subcontractor, and other BAE SYSTEMS SETAC team members, to the extent of each party’s contractual and lawful right to do so, may exchange such proprietary technical and other information as is reasonably required for each to perform its obligations hereunder.  BAE SYSTEMS and Subcontractor each agree to keep in confidence and prevent the disclosure to any person(s) outside their respective organizations, or any person(s) within their organizations not having a need to know, all information received from the other which is designated in writing or by an appropriate stamp or legend to be of a proprietary nature and to use such information only in connection with their obligations under this Agreement; provided, however, that neither party shall be liable for disclosure or use of such data if the same is:

(1.)                 Already known to the receiving party, or

(2.)                 Becomes publicly known through no wrongful act of the receiving party, or

(3.)                 Is rightfully received from a third party having the right to disclose the data and without similar restrictions as to disclosure and use, or

(4.)                 Is independently developed by the receiving party, or

(5.)                 Is knowingly furnished to the United States Government or other third party by the submitting party without similar restrictions as to disclosure and use, or

(6.)                 Is approved for release or use by written authorization of the submitting party.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

b.              The receiving party shall not be liable for inadvertent, accidental, unauthorized or mistaken disclosure or use by its employees, of data obtained under this Agreement, provided that:

(1.)                 The receiving party shall use the same degree of care as used to protect its own proprietary data of like importance, and

(2.)                 Upon discovery of such disclosure or use, the receiving party shall endeavor to prevent further disclosure or use and shall notify the submitting party.

(3.)                 One (1) year has elapsed from the end date of this subcontract.

H-32                     INDEMNITY

a.               Notwithstanding any provision of this Agreement to the contrary, Subcontractor shall pay, reimburse, defend, indemnify, and hold BAE SYSTEMS harmless against any and all actions, suits, claims, setoffs, damages, losses, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incurred or suffered by BAE SYSTEMS as a result of Subcontractor’s failure to perform this Agreement.

b.              Subcontractor shall pay, reimburse, indemnify, defend and hold BAE SYSTEMS harmless from any and all third party claims, actions, damages and liabilities (including, without limitation, reasonable legal fees and expenses incurred by BAE SYSTEMS) arising from or related to Subcontractor’s acts or omissions, whether characterized as negligence, willful misconduct, or otherwise.

c.               In the event that Subcontractor provides BAE SYSTEMS or BAE SYSTEMS’s customer (hereinafter collectively referred to as BAE SYSTEMS) with software or services related thereto during the performance of this Subcontract, Subcontractor shall hold BAE SYSTEMS harmless, defend, and indemnify (solely at Subcontractor’s expense) against any claims that the software or related services infringe, interfere with, or otherwise violates any laws or regulations pertaining to any patent, copyright, or trade secrets, whether said claim arises from or relates to the manufacture or delivery of supplies, the performance of services, or alteration, modification, improvement, or enhancement of software or other personal property (whether tangible or intangible). Subcontractor shall pay all costs, damages, expenses, and attorney’s fees incurred by or awarded against BAE SYSTEMS related to or arising from any such claim provided that (i) BAE SYSTEMS promptly notifies Subcontractor of any such claim, (ii) the defense and settlement of any such claim shall be under the control of Subcontractor, and, (iii) BAE SYSTEMS shall cooperate (at Subcontractor’s expense) with all reasonable requests from Subcontractor to participate in any such claim.

d.              In the event that BAE SYSTEMS is enjoined or restrained by a court, arbitrator, or other tribunal, from the operation or license of any software provided by Subcontractor, Subcontractor shall (at Subcontractor’s expense) take all reasonable steps to procure for BAE SYSTEMS the right to license the software in accordance with the terms of this Agreement. If Subcontractor is unable to procure such right within a reasonable amount of time, Subcontractor shall promptly (i) modify the software to become non-infringing, (ii) replace the software with compatible, functionally equivalent, non-infringing software, or (iii) obtain for BAE SYSTEMS the right to continue licensing the software in the manner and for the term of the then current license for the infringing software.

e.               Subcontractor will not be liable for any claim of infringement based solely upon unauthorized modification of the software by BAE SYSTEMS.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

H-32                     SUBCONTRACT EXCLUSIVITY

The subcontractor agrees that when it is being proposed as a subcontractor on the BAE SYSTEMS team for a specific task, it will not compete against the BAE SYSTEMS team for that task. This does not preclude the subcontractor from being on other SETAC awardees’ contract team.

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION I - SUBCONTRACT CLAUSES

APPLICATION: In the application of the subcontract clauses, references to the “Contracting Officer” shall be interpreted to mean the “BAE SYSTEMS Subcontracts Administrator” signing the subcontract. The term “contractor” shall mean “subcontractor.” The term “contract” shall mean “subcontract.” Exceptions to these definitions are where the specific application has clear legal reference (herein marked with an “*”). Any questions concerning interpretation should be referred to BAE SYSTEMS.

The following solicitation provisions and/or subcontract clauses pertinent to this section are hereby incorporated by reference.

Regulatory Cite	Title	Date
52.202-1	Definitions	DEC 2001
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	JUL 1995
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	JUN 1997
52.204-2	Security Requirements	AUG 1996
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JUL 1995
52.211-15	Defense Priority And Allocation Requirements	SEP 1990
52.215-2	Audit and Records–Negotiation	JUN 1999
52.215-8	Order of Precedence–Uniform Contract Format	OCT 1997
52.215-11	Price Reduction for Detective Cost or Pricing Data–Modifications	OCT 1997
52.215-13	Subcontractor Cost or Pricing Data–Modifications	OCT 1997
52.215-14	Integrity of Unit Prices	OCT 1997
52.215-14 Alt I	Integrity of Unit Prices (Oct 1997) - Alternate I	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	DEC 1998
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	OCT 1997
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data—Modifications	OCT 1997
52.216-7	Allowable Cost And Payment	FEB 2002
52.216-18	Ordering	OCT 1995
52.219-4	Notice of Price Evaluation Preference for HUBZone Small Business Concerns	JAN 1999
52.219-6	Notice Of Total Small Business Set-Aside	JUL 1996
52.219-8	Utilization of Small Business Concerns	OCT 2000
52.219-14	Limitations On Subcontracting	DEC 1996
52.222-2	Payment for Overtime Premiums	JUL 1990
52.222-3	Convict Labor	AUG 1996
52.222-4	Contract Work Hours and Safety Standards Act - Overtime Compensation	SEP 2000
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	FEB 1999

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

52.222-35	Equal Opportunity For Disabled Veterans, Veterans of the Vietnam Era and Other Eligible Veterans	DEC 2001
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era and Other Eligible Veterans	DEC 2001
52.223-5	Pollution Prevention and Right-to-Know Information	APR 1998
52.223-6	Drug Free Workplace	MAY 2001
52.223-14	Toxic Chemical Release Reporting	OCT 2000
52.224-1	Privacy Act Notification	APR 1984
52.225-1	Buy American Act—Balance of Payments Program—Supplies	FEB 2002
52.225-8	Duty-Free Entry	FEB 2000
52.225-13	Restrictions on Certain Foreign Purchases	JUL 2000
52.226-1	Utilization Of Indian Organizations And Indian-Owned Economic Enterprises	JUN 2000
52.227-1	Authorization and Consent	JUL 1995
52.227-1 Alt I	Authorization And Consent (Jul 1995) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996
52.227-10	Filing Of Patent Applications—Classified Subject Matter	APR 1984
52.227-11	Patent Rights-Retention By The Contractor (Short Form)	JUN 1997
52.228-7	Insurance—Liability To Third Persons	MAR 1996
52.228-3	Worker’s Compensation Insurance (Defense Base Act)	APR 1984
52.228-4	Workers’ Compensation and War-Hazard Insurance Overseas	APR 1984
52.232-1	Payments	APR 1984
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-11	Extras	APR 1984
52.232-17	Interest	JUN 1996
52.232-18	Availability Of Funds	APR 1984
52.232-22	Limitation Of Funds (unless specified otherwise in the T/O, this clause is applicable at the SLIN level under each T/O)	APR 1984
52.232-23	Assignment Of Claims	JAN 1986
52.232-23 Alt I	Assignment of Claims (Jan 1986) - Alternate I	APR 1984
52.232-33	Payment by Electronic Funds Transfer—Central Contractor Registration	MAY 1999
52.233-1	Disputes (pertains only to disputes between the Subcontractor and the Government or the Subcontractor and both BAE SYSTEMS and the Government)	DEC 1998
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.236-9	Protection of Existing Vegetation, Structures, Equipment, Utilities, and Improvements	APR 1984
52.237-2	Protection Of Government Buildings, Equipment, And Vegetation	APR 1984
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.242-15	Stop-Work Order	AUG 1989
52.242-17	Government Delay Of Work	APR 1984
52.243-3	Changes—Time-And-Material Or Labor-Hours	SEP 2000
52.243-6	Change Order Accounting	APR 1984

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

52.244-2

Subcontracts (AUG 1998) - Alternate I. Subcontractors with an approved purchasing system must give Advanced Notification (company name, contract type, SOW, price (TBD is acceptable)) to the Contracts Office through BAE SYSTEMS to use/add second tier Subcontractors or Independent Consultants (not SLIN 0003). Subcontractors without an approved purchasing system will require full consent from the Contracts Office through BAE SYSTEMS. Consultants (as classified under SLIN 0003) must be pre-approved by the Contracting Officer through BAE SYSTEMS.

AUG 1998
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	DEC 2001
52.245-5 (Dev)	Government Property (Cost-Reimbursement, Time-and-Material, or Labor-Hour Contracts) (Deviation)	JAN 1986
52.245-18	Special Test Equipment	FEB 1993
52.245-19	Government Property Furnished “As Is”	APR 1984
52.246-6	Inspection—Time-And-Material And Labor-Hour	MAY 2001
52,246-23	Limitation Of Liability	FEB 1997
52.246-25	Limitation Of Liability—Services	FEB 1997
52.247-34	F.O.B. Destination	NOV 1991
52.247-63	Preference For U.S. Flag Air Carriers	JAN 1997
52.248-1	Value Engineering	FEB 2000
52.249-1	Termination For Convenience Of The Government (Fixed Price) (Short Form)	APR 1984
52.249-6	Termination (Cost Reimbursement)	SEP 1996
52.249-8	Default (Fixed-Price Supply & Service)	APR 1984
52.249-14	Excusable Delays	APR 1984
52.251-1	Government Supply Sources	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer’s Representative	DEC 1991
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	MAR 1999
252.203-7002	Display Of DOD Hotline Poster	DEC 1991
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004	Required Central Contractor Registration	NOV 2001
252.204-7005	Oral Attestation of Security Responsibilities	NOV 2001
252.205-7000	Provisions Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7000	Acquisition From Subcontractors Subject To On-Site Inspection Under The Intermediate Range Nuclear Forces (INF) Treaty	NOV 1995
252.209-7001	Disclosure of Ownership or Control by the Government of a Terrorist Country	MAR 1998
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
252.215-7000	Pricing Adjustments	DEC 1991
252.222-7002	Compliance With Local Labor Laws (Overseas)	JUN 1997
252.219-7003	Small, Small Disadvantaged and Women-Owned Small Business Subcontracting Plan (DOD Contracts)	APR 1996
252.223-7004	Drug Free Work Force	SEP 1988
252.223-7006	Prohibition On Storage And Disposal Of Toxic And Hazardous Materials	APR 1993
252.225-7001	Buy American Act And Balance Of Payments Program	MAR 1998

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

252.225-7002	Qualifying Country Sources As Subcontractors	DEC 1991
252.225-7008	Supplies To Be Accorded Duty-Free Entry	MAR 1998
252.225-7009	Duty-Free Entry—Qualifying Country Supplies (End Products and Components)	AUG 2000
252.225-7010	Duty-Free Entry—Additional Provisions	AUG 2000
252.225-7012	Preference For Certain Domestic Commodities	AUG 2000
252.225-7026	Reporting Of Contract Performance Outside The United States	JUN 2000
252.225-7031	Secondary Arab Boycott Of Israel	JUN 1992
252.225-7042	Authorization to Perform	JUN 1997
252.225-7043	Antiterrorism/Force Protection Policy for Defense Contractors Outside the United States	JUN 1998
252.227-7013	Rights in Technical Data—Noncommercial Items	NOV 1995
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995
252.227-7015	Technical Data—Commercial Items	NOV 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7019	Validation of Asserted Restrictions—Computer Software	JUN 1995
252.227-7020	Rights In Data—Special Works	JUN 1995
252.227-7021	Rights In Data—Existing Works	MAR 1979
252.227-7025	Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends	JUN 1995
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data—Withholding Of Payment	MAR 2000
252.227-7034	Patents—Subcontracts	APR 1984
252.227-7036	Declaration of Technical Data Conformity	JAN 1997
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents—Reporting Of Subject Inventions	APR 1990
252.228-7000	Reimbursement for War-Hazard Losses	DEC 1991
252.228-7003	Capture and Detention	DEC 1991
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7007	Limitation Of Governments Obligation	AUG 1993
252.242-7000	Postaward Conference	DEC 1991
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	MAR 2000
252.245-7001	Reports Of Government Property	MAY 1994
252.247-7023	Transportation of Supplies by Sea	MAR 2000
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000
252.249-7002	Notification of Anticipated Program Termination or Reduction	DEC 1996
252.251-7000	Ordering From Government Supply Sources	MAY 1995
52.219-16	Liquidated Damages-Subcontracting Plan	JAN 1999

Revised per Mod 2 dated May 14, 2002

BAE SYSTEMS

SECTION J - LIST OF ATTACHMENTS/EXHIBITS/APPENDICES

ATTACHMENT	TITLE
Attachment 1	RESERVED
Attachment 2	CONTRACT SECURITY CLASSIFICATION SPECIFICATION, DD FORM 254, 15 AUG 01 (UNDER SEPARATE COVER)
Attachment 3	SUBCONTRACT DATA REQUIREMENTS LISTS (SDRLs) DD FORM 1423, 15 AUG 01
Attachment 4	SUBCONTRACTOR CLOSE-OUT CERTIFICATION FORM
Attachment 5	TASK ORDER FORMAT
Attachment 6	SUBCONTRACTOR REPRESENTATIONS & CERTIFICATIONS (INCORPORATED BY REFERENCE)
Attachment 7	GOVERNMENT LABOR CATEGORIES
Attachment 8	SUBCONTRACTOR FIXED LABOR PRICES PER DPPH
Attachment 9	OCI MITIGATION PLAN
Attachment 10	SAMPLE FMER (SDRL A006)